================================================================================


                            USAA FEDERAL SAVINGS BANK

                               Seller and Servicer

                                       and

                              THE BANK OF NEW YORK

            ---------------------------------------------------------

                          Trustee and Collateral Agent

                       on behalf of the Certificateholders

            ---------------------------------------------------------


                         POOLING AND SERVICING AGREEMENT
                          Dated as of ________ __, 1999



                                  $699,376,130
                       USAA Auto Loan Grantor Trust 1999-1
            _____% Automobile Loan Pass-Through Certificates, Class A
            _____% Automobile Loan Pass-Through Certificates, Class B

     This Pooling and Servicing Agreement, dated as of _____ __, 1999, is made with respect to the formation of the USAA Auto Loan Grantor Trust 1999-1 (the "Trust"), between USAA Federal Savings Bank, a federally chartered savings association (the "Seller" and the "Servicer" in its respective capacities as such), and The Bank of New York, a banking corporation organized under the laws of the State of New York, as trustee (the "Trustee") and as collateral agent with respect to the Reserve Account and the Yield Supplement Account (in such capacity, the "Collateral Agent").

     WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

     Section 1.1 Creation of Trust. Upon the execution of this Agreement by the parties hereto, there is hereby created the USAA Auto Loan Grantor Trust 1999-1.

                                   ARTICLE II

     Section 2.1 Conveyance of Receivables. In consideration of the Trustee's delivery to, or upon the order of, the Seller of authenticated Certificates, in authorized denominations, in an aggregate amount equal to the Original Pool Balance, the Seller does hereby sell, transfer, assign, and otherwise convey to the Trustee on behalf of the Trust, without recourse (subject to the Seller's obligations herein):

          (i) all right, title, and interest of the Seller in and to the Receivables listed in SCHEDULE A hereto, all proceeds thereof and all monies paid thereon on and after the Cutoff Date (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 12.2 or the purchase of Receivables by the Servicer pursuant to Section 13.7 or 21.2), together with the interest of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables;

          (ii) all right, title and interest of the Seller in any Liquidation Proceeds and in any proceeds of any extended warranties, comprehensive and collision, credit life, or credit disability policies relating to the Financed Vehicles or the Obligors; and

          (iii) all proceeds of the foregoing items (i) and (ii).

     In connection with such sale, the Seller agrees to record and file, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables for the sale of accounts and chattel paper meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables to the Trust.

     It is the intention of the Seller and the Trustee that the assignment and transfer herein contemplated constitute a sale of the Receivables, conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Trust and that the Receivables not be part of the Seller's estate in the event of an insolvency. In the event that such conveyance is deemed to be a pledge to secure a loan, the Seller hereby grants to the Trustee on behalf of the Trust for the benefit of the Certificateholders a first priority perfected security interest in all of the Seller's right, title and interest in the items of property listed in clauses (i), (ii) and (iii) above to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

                                   ARTICLE III

                                   [Reserved]

                                   ARTICLE IV

     Section 4.1 Acceptance by Trustee. The Trustee does hereby accept all consideration conveyed by the Seller pursuant to Section 2.1 and declares that the Trustee shall hold such consider ation upon the trusts herein set forth for the benefit of the Certificateholders, subject to the terms and provisions of this Agreement.

                                    ARTICLE V

     Section 5.1 Incorporation of Standard Terms and Conditions of Agreement. This Pooling and Servicing Agreement does hereby incorporate herein by reference the Standard Terms and Conditions of Agreement for the USAA Auto Loan Grantor Trust 1999-1 effective _____ ___,1999 (the "Standard Terms and Conditions of Agreement") attached hereto as Annex I. The terms and conditions of Articles I through X of this Pooling and Servicing Agreement, to the extent they are inconsistent with the Standard Terms and Conditions of Agreement, shall control.

                                   ARTICLE VI

     Section 6.1 Special Definitions and Terms. Whenever used in the Standard Terms and Conditions of Agreement and in this Pooling and Servicing Agreement, the following words and phrases shall have the following meanings:

     The "Class A Pass-Through Rate" shall be __% per annum, calculated on the basis of a 360-day year comprised of twelve 30-day months.

     "Class A Percentage" means ___%.

     The "Class B Pass-Through Rate" shall be ___% per annum, calculated on the basis of a year of twelve 30-day months.

     "Class B Percentage" means ___%.

     "Closing Date" shall mean July 28, 1999.

     The "Corporate Trust Office" at the date hereof is located at 101 Barclay Street, New York, New York 10286.

     The "Cutoff Date" shall be the opening of business on July 1, 1999.

     The first "Distribution Date" shall be August 16, 1999.

     The "Final Scheduled Distribution Date" shall be February 15, 2006 or, if such day is not a Business Day, the next succeeding Business Day.

     The "Optional Purchase Percentage" shall be [5]%.

     The "Original Pool Balance" shall be $699,376,130.44.

     The "Reserve Account Initial Deposit" shall be $5,245,321.

     The "Required Deposit Rating" shall be a short-term certificate of deposit rating from Moody's of P-1 and from Standard & Poor's of A-1+ and a long-term unsecured debt rating of not less than "AA" by Standard & Poor's and "Aa2" by Moody's.

     "Servicing Fee Rate" shall mean 1.00% per annum.

     "Specified Reserve Account Balance" means, with respect to any Distribution Date, the greater of (i) 1.25% of the Pool Balance as of the last day of the preceding Collection Period and (ii) 0.50% of the initial Pool Balance (such amount not to exceed the outstanding Pool Balance as of the last day of the preceding Collection Period); provided, however, that the Specified Reserve Account Balance will be calculated using a percentage of [2.50]% for any Distribution Date (beginning with the _____ __, 1999 Distribution Date) on which the Average Net Loss Ratio exceeds [0.85]% or the Average Delinquency Ratio exceeds [0.85]%; provided, further, that such higher percentage shall remain in effect until the Average Net Loss Ratio and the Average Delinquency Ratio have been equal to or less than [0.85]% for at least six consecutive Collection Periods. The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Seller; provided, however, that the Rating Agency Condition is satisfied.

     "Specified Yield Supplement Balance" means with respect to any Distribution Date, an amount equal to at least the sum of all projected Yield Supplement Amounts for all future Distribution Dates, assuming that future scheduled payments on the Receivables are made on their scheduled due dates; provided that if on any date the Servicer shall fail to pay the amount payable under the Yield Supplement Agreement in accordance with the terms thereof, then, in such event, the Specified Yield Supplement Balance shall not thereafter be reduced hereunder.

                                   ARTICLE VII

     Section 7.1 Additional Representations and Warranties of Seller. The Seller does hereby make the following representations and warranties to the Trustee and the Certificateholders and the Trustee shall rely on such representations and warranties in accepting the Receivables in trust and authenticating the Certificates:

          (i) Receivables. Each Receivable represents a motor vehicle installment loan made to Obligors located in a State of the United States or the District of Columbia;

          (ii) Security. Each Receivable is secured by a new or used automobile or light-duty truck;

          (iii) Maturity of Receivables. Each Receivable has a remaining maturity, as of the Cutoff Date, of not less than 6 months nor greater than 72 months and, (i) with respect to Receivables secured by new Financed Vehicles, an original maturity of at least 12 months and not more than 72 months and (ii) with respect to Receivables secured by used Financed Vehicles, an original maturity of at least 9 months and not more than 60 months;

          (iv) Annual Percentage Rate. Each Receivable is a fully-amortizing fixed rate simple interest contract that provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its respective remaining term, and has an Annual Percentage Rate that equals or exceeds [7.5]%, is not secured by any interest in real estate, and has not been identified on the computer files of the Seller as relating to Obligors who have requested a reduction in the periodic finance charges, as of the Cutoff Date, by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

          (v) No Repossessions. Each Receivable is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed without reinstatement of such Receivable;

          (vi) Obligor Not Subject to Bankruptcy Proceedings. Each Receivable has been entered into by an Obligor who has not been identified on the computer files of the Seller as being a debtor in any bankruptcy proceeding as of the Cutoff Date;

          (vii) No Overdue Payments. No Receivable has any payment that is more than 30 days past due as of the Cutoff Date;

          (viii) Remaining Principal Balance. Each Receivable had a remaining principal balance, as of the Cutoff Date, of at least $500; and

          (ix) Receivable Files. The Receivable Files shall be kept at one or more of the locations specified in SCHEDULE B hereto.

                             ARTICLES VIII THROUGH X

                                   [RESERVED]

                             USAA AUTO LOAN GRANTOR
                           TRUST 1999-1 STANDARD TERMS
                           AND CONDITIONS OF AGREEMENT
                            EFFECTIVE _____ __, 1999

                             for the USAA Auto Loan
                        Grantor Trust 1999-1 formed on or
                     subsequent to the date specified above

                                  INTRODUCTION

     These Standard Terms and Conditions of Agreement shall be applicable to the USAA Auto Loan Grantor Trust 1999-1 formed on or after the effective date hereof, with respect to which a Pooling and Servicing Agreement relating to such trust and incorporating by reference these Standard Terms and Conditions of Agreement shall have been executed.

                                   ARTICLE XI

                                   Definitions

     Section 11.1 Definitions. Whenever used in the Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Account Property" means the Reserve Account, the Yield Supplement Account and all amounts, Financial Assets and other investments held from time to time in the Reserve Account, the Yield Supplement Account and all proceeds of the foregoing.

     "Advance" as of a Record Date means any payment made by the Servicer pursuant to Section 14.3.

     "Agent" means any of the Paying Agent, the Collateral Agent, the Authenticating Agent and the Transfer Agent.

     "Agreement" means a Pooling and Servicing Agreement executed by the parties as of the related Cutoff Date, into which this Standard Terms and Conditions of Agreement shall be incorporated by reference, and all amendments and supplements thereto.

     "Amount Financed" in respect of a Receivable means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and related costs.

     "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of interest stated in the Receivable.

     "Authenticating Agent" shall have the meaning specified in Section 16.12.

     "Authorized Officer" means any officer in the Corporate Trust Department of the Trustee with direct responsibility for the administration of the Agreement.

     "Available Interest" means, with respect to any Distribution Date, the excess of (a) the sum of (i) Interest Collections for such Distribution Date,
(ii) the Yield Supplement Amount for such Distribution Date and (iii) all Advances made by the Servicer with respect to such Distribution Date pursuant to
Section 14.3(a), over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date pursuant to Section 14.3(a).

     "Available Principal" means, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables received during such Collection Period and allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures, (ii) to the extent attributable to principal, the Repurchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period and (iii) Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period. Available Principal on any Distribution Date shall exclude all payments and proceeds of any Receivables the Repurchase Amount of which has been distributed on a prior Distribution Date.

     "Available Reserve Amount" shall mean, as of any Distribution Date, the lesser of (i) the amount on deposit in the Reserve Account (exclusive of earnings and income from the investment of funds therein) as of such date and
(ii) the Specified Reserve Account Balance as of such date.

     "Average Delinquency Ratio" means, as of any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

     "Average Net Loss Ratio" means, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three Collection Periods.

     "Book-Entry Certificates" means beneficial interests in the Certificates described in Section 16.8, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 16.8.

     "Business Day" means a day, other than a Saturday or a Sunday, on which the Trustee and banks located in New York, New York are open for the purpose of conducting a commercial banking business.

     "Certificate" means any Class A Certificate or Class B Certificate.

     "Certificate Account" means the account established and maintained pursuant to Section 14.1.

     "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, request, waiver or demand pursuant to the Agreement, the interest evidenced by any Certificate registered in the name of the Seller, the Servicer or any Person controlling, controlled by, or under common control with the Seller or the Servicer shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained; provided, however, that in determining whether the Trustee shall be protected in relying upon any such consent, request, waiver or demand, only Certificates that an Authorized Officer of the Trustee knows to be so owned shall be so disregarded.

     "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a direct or indirect Clearing Agency Participant.

     "Certificate Register" means the register maintained pursuant to Section 16.3.

     "Class A Certificate" means a certificate executed by the Trustee on behalf of the Trust and authenticated by the Trustee, substantially in the form of Exhibit A hereto.

     "Class A Certificateholder" or "Class A Holder" means the Person in whose name a Class A Certificate shall be registered in the Certificate Register, except that, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class A Certificate registered in the name of the Seller, the Servicer or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Seller or the Servicer shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

     "Class A Certificate Balance" means, at any time, the Original Class A Certificate Balance, as reduced by all principal amounts distributed to Class A Certificateholders prior to such time.

     "Class A Certificate Owner" means, with respect to a Book-Entry Certificate representing a beneficial interest in the Class A Certificates, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules, regulations and procedures of such Clearing Agency).

     "Class A Distribution Account" means the account established and maintained as such pursuant to Section 14.1.

     "Class A Interest Carryover Shortfall" means, (i) with respect to the initial Distribution Date, zero and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date, and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

     "Class A Interest Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

     "Class A Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the Class A Pass-Through Rate multiplied by the Class A Certificate Balance as of the preceding Distribution Date (after giving effect to all payments of principal made on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

     "Class A Monthly Principal" means, with respect to any Distribution Date, the Class A Percentage of Available Principal for such Distribution Date plus the Class A Percentage of Realized Losses with respect to the related Collection Period.

     "Class A Pool Factor" means, with respect to any Distribution Date, the Class A Certificate Balance as of such Distribution Date (after giving effect to all payments of principal to be made on such Distribution Date) divided by the Original Class A Certificate Balance, expressed as a seven-digit decimal.

     "Class A Principal Carryover Shortfall" means, (i) with respect to the initial Distribu tion Date, zero and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Principal for such Distribution Date and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such Distribution Date.

     "Class A Principal Distribution" means, (i) with respect to the initial Distribution Date, the Class A Monthly Principal for such Distribution Date and
(ii) with respect to any other Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and the Class A Principal Carryover Shortfall as of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distribution shall include any additional amount required to reduce the outstanding principal balance of the Class A Certificates to zero.

     "Class B Certificate" means a certificate executed by the Trustee on behalf of the Trust and authenticated by the Trustee, substantially in the form of Exhibit B hereto.

     "Class B Certificateholder" or "Class B Holder" means the Person in whose name a Class B Certificate shall be registered in the Certificate Register, except that, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class B Certificate registered in the name of the Seller, the Servicer or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Seller or the Servicer shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

     "Class B Certificate Balance", at any time, equals the Original Class B Certificate Balance, as reduced by all principal amounts distributed to Class B Certificateholders prior to such time.

     "Class B Certificate Owner" means, with respect to a Book-Entry Certificate represent ing a beneficial interest in the Class B Certificates, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules, regulations and procedures of such Clearing Agency).

     "Class B Distribution Account" means the account established and maintained as such pursuant to Section 14.1.

     "Class B Interest Carryover Shortfall" means, (i) with respect to the initial Distribution Date, zero and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date, and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

     "Class B Interest Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

     "Class B Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the Class B Pass-Through Rate multiplied by the Class B Certificate Balance as of the preceding Distribution Date (after giving effect to all payments of principal made on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

     "Class B Monthly Principal" means, with respect to any Distribution Date, the Class B Percentage of Available Principal for such Distribution Date plus the Class B Percentage of Realized Losses with respect to the related Collection Period.

     "Class B Pool Factor" means, with respect to any Distribution Date, the Class B Principal Balance as of such Distribution Date (after giving effect to all payments of principal to be made on such Distribution Date) divided by the Original Class B Certificate Balance, expressed as a seven-digit decimal.

     "Class B Principal Carryover Shortfall" means, (i) with respect to the initial Distribu tion Date, zero and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Principal for such Distribution Date and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such Distribution Date.

     "Class B Principal Distribution" means, (i) with respect to the initial Distribution Date, the Class B Monthly Principal for such Distribution Date and
(ii) with respect to any other Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and the Class B Principal Carryover Shortfall as of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class B Principal Distribution shall include any additional amount required to reduce the outstanding principal balance of the Class B Certificates to zero.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     "Closing Date" means the date set forth as such in the Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Agent" means The Bank of New York, a banking corporation, in its capacity as collateral agent for the benefit of the Certificateholders with respect to the Reserve Account and the Yield Supplement Account.

     "Collection Period" means, during the term of this Agreement, the calendar month preceding each Distribution Date, or in the case of the initial Collection Period, the period from the Cutoff Date to July 31, 1999. With respect to any Determination Date, Deposit Date or Distribution Date, the "related Collection Period" shall mean the Collection Period preceding the month in which such Determination Date, Deposit Date or Distribution Date occurs.

     "Collections" mean all collections on the Receivables.

     "Contract Rate" means, with respect to a Receivable, the rate per annum of interest charged to the Obligor on the outstanding Principal Balance of such Receivable in accordance with the terms thereof.

     "Corporate Trust Office" means the office of the Trustee at which its corporate trust business shall be principally administered, which office shall be the office specified as such in the Agreement, or such office at some other address as the Trustee may designate from time to time by notice to the Certificateholders, the Seller, the Servicer, the Paying Agent and the Transfer Agent and Certificate Registrar.

     "Cutoff Date" means the date specified as such in the Agreement.

     "Cutoff Date Principal Balance" means, with respect to any Receivable, the initial Principal Balance of such Receivable minus the sum of the portion of all payments received under such Receivable from or on behalf of the related Obligor on or prior to the close of business of the Servicer on the Cutoff Date and allocable to principal in accordance with the terms of the Receivable and the Servicer's customary servicing practices.

     "Defaulted Receivable" means a Receivable (other than a Repurchased Receivable) as to which either (i) more than 10% of a scheduled payment is 120 or more days delinquent as of the last day of the applicable Collection Period or (ii) the Servicer has determined based on its usual collection practices and procedures, during any Collection Period, that eventual payment in full of the Amount Financed is unlikely, whichever occurs first.

     "Definitive Certificates" shall have the meaning specified in Section 16.8.

     "Delinquency Ratio" means, for any Collection Period, the ratio, expressed as a percentage, of (i) the principal amount of all outstanding Receivables (other than Purchased Receiv ables and Defaulted Receivables) which are sixty
(60) or more days delinquent, including, without limitation, any Account with respect to which the Collateral has been repossessed and not liquidated, as of the end of such Collection Period, determined in accordance with the Servicer's customary practices, divided by (ii) the Pool Balance as of the last day of such Collection Period.

     "Deposit Date" shall mean the Business Day immediately preceding each Distribution Date.

     "Depository Agreement" shall mean the agreement among the Seller, the Trustee and the initial Clearing Agency, in the form attached hereto as Exhibit F.

     "Determination Date" means the 10th calendar day of the month (or, if such 10th calendar day is not a Business Day, the Business Day preceding such 10th calendar day) immediately succeeding the related Collection Period.

     "Distribution Date" means, for each Collection Period, the 15th day of the following month, or if the 15th day is not a Business Day, the next following Business Day, commencing with the first Distribution Date specified in the Agreement.

     "Entitlement Order" has the meaning specified in Section 8-102(a)(8) of the UCC.

     "Event of Servicing Termination" means an event specified in Section 19.1.

     "Excess Funds" shall have the meaning specified in Section 14.5(d).

     "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

     "FHLMC" means the Federal Home Loan Mortgage Corporation or any successor thereto.

     "Final Scheduled Distribution Date" means the date specified as such in the Agreement.

     "Financed Vehicle" with respect to a Receivable means the new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under such Receivable.

     "Financial Asset" has the meaning specified in Section 8-102(a)(9) of the UCC.

     "FNMA" means the Federal National Mortgage Association or any successor thereto.

     "Interest Collections" mean, with respect to any Distribution Date, the sum of the following amounts for the preceding Collection Period: (i) that portion of the Collections on the Receivables received during such Collection Period that is allocable to interest in accordance with the terms of the Receivables and the Servicer's customary servicing procedures, (ii) Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period, (iii) all Recoveries and (iv) to the extent attributable to interest, the Repurchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Repurchase Amount of which has been distributed on a prior Distribution Date.

     "Lien" means a security interest, lien, charge, pledge or encumbrance of any kind other than tax liens, mechanics' liens or any other liens that attach to a Receivable by operation of law.

     "Liquidation Proceeds" means (i) insurance proceeds received by the Servicer and (ii) the monies collected by the Servicer (from whatever source, including but not limited to proceeds of a Financed Vehicle which is sold after repossession) during a Collection Period on a Defaulted Receivable net of any payments required by law to be remitted to the Obligor.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Loss Ratio" means, for any Collection Period, an amount, expressed as an annualized percentage, equal to (i) the Realized Losses minus Recoveries for such Collection Period, divided by (ii) the average of the Pool Balances on the first day of such Collection Period and the last day of such Collection Period.

     "Obligor" on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

     "Officer's Certificate" means a certificate signed by the chairman of the board, the president, the treasurer, the controller, any executive or senior vice president or any vice president of the Seller or Servicer, as appropriate.

     "Opinion of Counsel" means a written opinion of counsel (who may be counsel to the Seller or the Servicer) acceptable in form and substance to the Trustee.

     "Optional Purchase Percentage" means the percentage specified as such in the Agreement.

     "Original Pool Balance" means the Pool Balance as of the Cutoff Date, as specified in the Agreement.

     "Outstanding Advances" means, as of any date, the aggregate of all Advances made by the Servicer with respect to prior Distribution Dates which have not been reimbursed pursuant to Section 14.3.

     "Outstanding Receivable" means, as of the time of reference thereto, a Receivable that (i) has not been fully paid, (ii) has not become a Defaulted Receivable, and (iii) has not become a Repurchased Receivable.

     "Paying Agent" shall have the meaning specified in Section 16.11 and shall initially be The Bank of New York.

     "Permitted Investments" means, at any time, any one or more of the following obligations and securities:

          (i) obligations guaranteed as to timely payment of interest and principal of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed as to the timely payment of interest and principal by any state of the United States of America or the District of Columbia then rated A-1+ or AAA by Standard & Poor's and P-1 or Aaa by Moody's or such lower ratings (as approved in writing by the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies;

          (iii) commercial paper which is then rated P-1 by Moody's and A-1+ by Standard & Poor's , or such lower rating categories (as approved in writing by the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company (including the Trustee acting in its commercial banking capacity) incorporated under the laws of the United States or of any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America and subject to supervision and examination by federal or state banking authorities, provided that the short term unsecured deposit obligations of such depository institution or trust company is then rated P-1 by Moody's and A-1+ by Standard & Poor's or such lower rating categories (as approved in writing by the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies;

          (v) demand or time deposits of, or certificates of deposit issued by, any bank, trust company, savings bank or other savings institution provided that such deposits or certificates of deposit are fully insured by the FDIC;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation (A) the short term unsecured debt or deposits of which are rated P-1 by Moody's and A-1+ by Standard & Poor's or the long-term unsecured debt of which are rated at least Aaa by Moody's and AAA by Standard & Poor's or (B) are otherwise approved in writing by the Rating Agencies as investments which will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies;

          (vii) repurchase obligations with respect to any security described in clauses (i), (ii) or (ix) herein or any other security issued or guaranteed by the FHLMC, FNMA or any other agency or instrumentality of the United States of America which is backed by the full faith and credit of the United States of America, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in (iv) above or a corporation (acting as principal) described in
     (vi) above;

          (viii) investments in money market funds, which funds (A) are not subject to any sales, load or other similar charge; (B) are rated at least AAAm or AAAm-G by Standard & Poor's and Aaa by Moody's and (C) are invested solely in obligations described in clauses (i) through (vii) above.

          (ix) interests in any open-end or closed-end management type investment company or investment trust (a) registered under the Investment Company Act of 1940, as from time to time amended, the portfolio of which is limited to obligations of the United States or obligations guaranteed by the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and pursuant to which the investment company or investment trust is required to take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act of 1940, as from time to time amended and (b) acceptable to the Rating Agencies (as approved in writing by the Rating Agencies) as collateral for securities having ratings equivalent to the ratings of the Certificates on the Closing Date; and

          (x) such other investments where either (A) the short-term unsecured debt or deposits of the obligor on such investments are rated A-1+ by Standard & Poor's and P-1 by Moody's or (B) such investments are acceptable to the Rating Agencies (as approved in writing by each of them) and will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certifi cates by the Rating Agencies.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Pool Balance" as of any date of determination means the aggregate Principal Balance of the Outstanding Receivables.

     "Pool Factor" as of the last day of any Collection Period means the Pool Balance divided by the Original Pool Balance, expressed as a seven-digit decimal.

     "Principal Balance" of a Receivable, as of the last day of the preceding Collection Period, means the Amount Financed minus that portion of all payments received on or prior to such date allocable to principal.

     "Purchased Receivable" means, on any date of determination, a Receivable as to which payment of the Repurchase Amount has been made by the Seller or the Servicer pursuant to the Agreement.

     "Qualified Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Deposit Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

     "Qualified Trust Institution" means an institution organized under the laws of the United States of America or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than one billion dollars in assets under fiduciary management, (iii) has a minimum net worth of at least $50,000,000 and (iv) has a long term deposits rating of not less than "BBB-" and "Baa3" from Standard & Poor's and Moody's, respectively.

     "Rating Agencies" means Standard & Poor's and Moody's.

     "Rating Agency Condition" means, with respect to any action, written confirmation by each Rating Agency that such action will not result in a withdrawal or reduction of its rating of the Class A Certificates or the Class B Certificates.

     "Realized Losses" mean, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the excess of
(i) the aggregate Principal Balance of such Receivable over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

     "Receivable" means a motor vehicle installment loan contract and all proceeds thereof and payments thereunder (other than interest accrued and unpaid as of the Cutoff Date), which Receivable shall appear on Schedule A to the Agreement.

     "Receivable Files" means the documents specified in Section 12.3.

     "Receivables Pool" means the pool of Receivables included in the Trust.

     "Record Date" means, with respect to any Distribution Date, the Business Day prior to such Distribution Date unless Definitive Certificates are issued, in which case Record Date shall mean the last day of the immediately preceding calendar month.

     "Recoveries" mean, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of (i) any fees, costs or expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle as permitted by Section 13.3 (to the extent not previously reimbursed) and (ii) any payments required by law to be remitted to the Obligor, but, in any event, not less than zero.

     "Repurchase Amount" with respect to a Repurchased Receivable or any Receivable purchased by the Servicer pursuant to Section 21.2 means the sum, as of the last day of the preceding Collection Period on which such Receivable becomes such, of the Principal Balance thereof plus the accrued interest thereon at the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate.

     "Repurchase Date" shall have the meaning set forth in Section 12.2.

     "Repurchased Receivable" means as of the last day of any Collection Period a Receivable repurchased as of such date by the Seller pursuant to Section 12.2 or purchased as of such date by the Servicer pursuant to Section 13.7.

     "Required Deposit Rating" means the ratings specified as such in the Agreement.

     "Reserve Account" shall mean the Reserve Account established and maintained as such pursuant to Section 14.6.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Entitlement" has the meaning specified in Section 8-102(a)(17) of the UCC.

     "Seller" means USAA Federal Savings Bank in its capacity as the seller of the Receivables under the Agreement, and each successor to USAA Federal Savings Bank (in the same capacity) pursuant to Section 17.3.

     "Servicer" means USAA Federal Savings Bank in its capacity as the servicer of the Receivables under the Agreement, each successor to USAA Federal Savings Bank (in the same capacity) pursuant to Section 18.3, and each successor Servicer pursuant to Section 19.2.

     "Servicer's Certificate" means a certificate, substantially in the form of Exhibit D attached hereto, completed and executed by the Servicer by its chairman of the board, the president, treasurer, controller or any executive vice president, senior vice president or vice president pursuant to Section 13.9.

     "Servicing Fee" means with respect to a Collection Period the fee payable to the Servicer for services rendered during the Collection Period ending on the last day of such Collection Period, determined pursuant to Section 13.8.

     "Servicing Fee Rate" means the rate specified as such in the Agreement.

     "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

     "Total Collections" means with respect to any Collection Period all amounts deposited in the Certificate Account relating to such Collection Period pursuant to Sections 14.2, 14.3 and 14.4.

     "Transfer Agent and Certificate Registrar" shall have the meaning specified in Section 16.3 and shall initially be The Bank of New York.

     "Trust" means the trust created by the Agreement, the estate of which shall consist of the property transferred thereto pursuant to the Agreement; funds deposited in the Certificate Account, the Class A Distribution Account and the Class B Distribution Account and such amounts as from time to time may be held therein (including the Account Property related thereto) and proceeds thereof; and the rights of the Trust to receive payments from the Reserve Account in accordance with this Agreement (but not the Reserve Account itself) and certain rights under the Yield Supplement Agreement (but not the Yield Supplement Account itself).

     "Trustee" means the Person executing the Agreement as Trustee, its successor in interest pursuant to Section 20.12, and any successor Trustee pursuant to Section 20.11.

     "Trustee's Certificate" means a certificate completed and executed by an Authorized Officer pursuant to Section 20.3 and substantially in the form attached hereto as Exhibit C-1 or C-2.

     "UCC" means the Uniform Commercial Code as in effect in the respective jurisdiction.

     "Yield Supplement Account" means the account established, maintained and designated as the "Yield Supplement Account" pursuant to Section 15.2.

     "Yield Supplement Account Property" has the meaning specified in Section 15.2(b).

     "Yield Supplement Agreement" means the Yield Supplement Agreement dated as of the Closing Date between the Seller, the Servicer and Trustee, substantially in the form attached hereto as Exhibit F.

     "Yield Supplement Amount" shall have the meaning specified in Section 15.1.

     "Yield Supplement Initial Deposit" means cash or Permitted Investments having a value of at least $____.

     Section 11.2 Usage of Terms. With respect to all terms in the Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein effected in accordance with their respective terms and not prohibited by the Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

     Section 11.3 Simple Interest Method; Allocations. All allocations of payments to principal and interest and determinations of periodic charges and the like on the Receivables shall be based on a year with the actual number of days in such year and twelve months with the actual number of days in each such month. Each payment on a Receivable shall be applied first to the amount of interest accrued on such Receivable to the date of receipt, then to reduce the scheduled principal amount outstanding on the Receivable to the extent of the remaining scheduled payment and then to any outstanding fees under the terms of the Receivable. Amounts paid by the Seller or the Servicer in respect of Repurchased Receivables shall be allocated first to any interest accrued on the related Receivable and then to the Principal Balance of the related Receivable.

     Section 11.4 References. All references to the Record Date prior to the first Record Date in the life of the Trust shall be deemed to be references to the Cutoff Date. All references to "as of a Record Date" shall refer to the close of business on such Record Date. All references to the Pool Balance "as of the first day of a Collection Period" shall refer to the Pool Balance as of the last day of the preceding Collection Period.

     Section 11.5 Section References. All section references shall be to Sections in these Standard Terms and Conditions of Agreement unless otherwise specified.

     Section 11.6 Separate Agreements. Each Agreement which shall incorporate by reference these Standard Terms and Conditions of Agreement shall be separate and distinct from each other such Agreement, no provision of any such Agreement shall be applicable to any other such Agreement, and all references to "the Agreement" and to provisions thereof shall be references to a particular Agreement which incorporates these Standard Terms and Conditions of Agreement.

                                   ARTICLE XII

                                 The Receivables

     Section 12.1 Representations and Warranties of Seller; Conditions Relating to Receivables.

     (a) The Seller makes the following representations and warranties as to the Receivables on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates. Such representations and warranties shall speak as of the Cutoff Date unless otherwise specified, but shall survive the sale, transfer, and assignment of the Receivables to the Trustee.

          (i) Schedule of Receivables. The information set forth in Schedule A to the Agreement with respect to each Receivable is true and correct in all material respects, and no selection procedures adverse to the Certificateholders have been used in selecting the Receivables from all receivables owned by the Seller which meet the selection criteria specified herein and in the Agreement.

          (ii) No Sale or Transfer. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Trustee.

          (iii) Good Title. Immediately prior to the transfer and assignment of the Receivables to the Trustee on behalf of the Trust herein contem plated, the Seller had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests and rights of others; and, immediately upon the transfer thereof, the Trustee, for the benefit of the Certificateholders, has either (i) good and marketable title to each Receivable, free and clear of all Liens, encum brances, security interests, and rights of others, and the transfer has been perfected under applicable law or (ii) a first priority perfected security interest in each Receiv able.

     (b) Each Receivable satisfies the following conditions as of the Cutoff Date unless otherwise specified, but such conditions shall survive the sale, transfer and assignment of the Receivables to the Trustee.

          (i) Characteristics of Receivables. Each Receivable (a) has been originated for the retail financing of a Financed Vehicle by an Obligor located in one of the States of the United States or the District of Columbia; (b) contains custom ary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security; and (c) provides for fully amortizing level scheduled monthly payments (provided that the payment in the last month in the life of the Receivable may be different from the level scheduled payment) and for accrual of interest at a fixed rate according to the simple interest method.

          (ii) Compliance with Law. Each Receivable and each sale of the related Financed Vehicle complied at the time it was originated or made, and complies on and after the Cutoff Date, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the

     Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity, and disclosure laws applicable to such Receivable and sale.

          (iii) Binding Obligation. Each Receivable constitutes the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights.

          (iv) No Government Obligor. No Receivable is due from the United States of America or any state or from any agency, department, instrumentality or political subdivision of the United States of America or any state or local municipal ity and no Receivable is due from a business except to the extent that such receivable has a personal guaranty.


          (v) Security Interest in Financed Vehicle. Immediately prior to the sale and assignment thereof to the Trust as herein contemplated, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate action with respect to such Receivable had been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned by the Seller to the Trust.

          (vi) Receivables in Force. No Receivable has been satisfied, subordinated, or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Receivable in whole or in part.

          (vii) No Waiver. No provision of a Receivable has been waived in such a manner that such Receivable fails either to meet all of the representa tions and warranties made by the Seller herein with respect thereto or to meet all of the conditions with respect thereto pursuant to this subsection 12.1(b).

          (viii) No Amendments. No Receivable has been amended except pursuant to either instruments included in the Receivable Files or instruments to be included in the Receivable Files pursuant to Section 13.2 and no such amendment has caused such Receivable either to fail to meet all of the representations and warran ties made by the Seller herein with respect thereto or to fail to meet all of the condi tions with respect thereto pursuant to this subsection 12.1(b).

          (ix) No Defenses. As of the Cutoff Date, there are no rights of rescission, setoff, counterclaim, or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any Receivable.

          (x) No Liens. As of the Cutoff Date, the Seller has no knowledge of any Liens or claims that have been filed, including Liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be Liens prior to, or equal or coordinate with, the Lien granted by the Receivable.

          (xi) No Default. Except for payment defaults continuing for a period of not more than [30] days as of the Cutoff Date, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; and the Seller has not waived any of the foregoing.

          (xii) Insurance. Each Receivable requires that the Obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle.

          (xiii) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under the Agreement or pursuant to transfers of the Certificates is unlawful, void or voidable.

          (xiv) All Filings Made. No filings (other than UCC filings which have been made) or other actions are necessary in any jurisdiction to give the Trustee a first perfected security interest in the Receivables.

          (xv) One Original. With respect to any Receivable for which an original executed copy exists, there is no more than one original executed copy of such Receivable which, immediately prior to the delivery thereof to the Servicer, as custodian for the Trustee, was in the possession of the Seller.

          (xvi) Agreement. The additional representations and warran ties in
     Section 7.1 of the Agreement are true and correct.

     Section 12.2 Repurchase Upon Breach or Failure of a Condition. The Seller, the Servicer, or the Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery by the Seller, the Servicer or an Authorized Officer of the Trustee of either any breach of the Seller's representations and warranties set forth in subsection 12.1(a) or the failure of any Receivable to satisfy any of the conditions set forth in subsection 12.1(b). Unless the breach or failed condition shall have been cured by the last day of the Collection Period following the Collection Period during which such discovery occurred (or, at the Seller's option, the last day of the Collection Period during which such discovery occurred) (such date, the "Repurchase Date"), the Seller shall repurchase any Receivable the Trust's interest in which was materially and adversely affected by the breach or failed condition, as determined by the Servicer and reported in an Officer's Certificate, as of the Repurchase Date. In consideration of the repurchase of a Receivable, the Seller shall remit the Repurchase Amount of such Receivable as of the Repurchase Date (less any Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Certificate Account with respect to such Receiv able pursuant to Section 13.3) in the manner specified in Section 14.4; provided, however, that notwithstanding anything to the contrary contained herein, the Seller shall repurchase such Receivable as of the last day of the Collection Period during which the discovery thereof by the Seller or the Servicer occurred or the notice thereof from the Trustee was received by the Seller. The sole remedy of the Trust, the Trustee or the Certificateholders with respect either to a breach of the Seller's representations and warranties set forth in subsection 12.1(a) or to a failure of any of the conditions set forth in subsection 12.1(b) shall be to require the Seller to repurchase Receivables pursuant to this Section
12.2. The obligation of the Seller to repurchase under this Section 12.2 shall not be solely dependent upon the actual knowledge of the Seller of any breached representation or warranty. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 12.2 or the eligibility of any Receivable for purposes of the Agreement.

     Section 12.3 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of the Agreement, agrees to have the Servicer act as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee with respect to each Receivable:

          (i) The original executed Receivable or, if no such original exists, a copy of the original executed Receivable;

          (ii) To the extent that a credit application with respect to an Obligor exists, the original executed copy of such credit application or, if no such original exists, a copy of such original executed copy, fully executed by the Obligor;

          (iii) The notice of recorded Lien or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the first priority perfected security interest of the Seller in the Financed Vehicle; and

          (iv) Any and all other documents that the Seller or Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor (to the extent relating to a Receivable), or a Financed Vehicle.

     The Servicer hereby agrees to act as custodian of the Receivable Files, as agent for the Trustee, hereunder. The Servicer acknowledges that it holds the documents and instruments relating to the Receivables for the benefit of the Trustee and the Certificateholders. The Trustee shall have no responsibility to monitor the Servicer's performance as custodian and shall have no liability in connection with the Servicer's performance of such duties hereunder.

     Section 12.4 Duties of Servicer as Custodian.

     (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Trustee for the use and benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, records, and computer systems pertaining to the Receivables as shall enable the Trustee to comply with its obligations pursuant to these Standard Terms and Conditions of Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files of comparable new or used automobile and light-duty truck receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the files of all receivables owned or serviced by the Servicer which shall include the Receivable Files held by it under the Agreement and the related accounts, records, and computer systems, in such a manner as shall enable the Trustee to identify all Receivable Files and such related accounts, records and computer systems and to verify, if the Trustee so elects, the accuracy of the Servicer's record-keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided, and promptly take appropriate action to remedy any such failure.

     (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to the Agreement, or at such other office as shall be specified to the Trustee by 30 days' prior written notice. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys, or auditors the Receivable Files and the related accounts, records, and computer systems maintained by the Servicer at such times during normal operating hours as the Trustee shall reasonably instruct which does not unreasonably interfere with the Servicer's normal operations.

     (c) Release of Documents. Upon instruction from the Trustee, the Servicer, at its expense, shall release any document in the Receivable Files to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may reasonably designate as soon as reasonably practicable to the extent it does not unreasonably interfere with the Servicer's normal operations. The Servicer shall not be responsible for any loss occasioned by the failure of the Trustee, its agent or its designee to return any document or any delay in doing so.

     Section 12.5 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer. A certified copy of a by-law or of a resolution of the Board of Directors of the Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Trustee.

     Section 12.6 Custodian's Indemnification. The Servicer, as custodian, shall indemnify the Trustee, its officers, directors, employees and agents for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Trustee, its officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Trustee or any loss occasioned by the failure of the Trustee, its agent or designee to return any document to the Servicer or any delay in doing so.

     Section 12.7 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 12.7 or until the Agreement shall be terminated. If the Servicer shall resign as Servicer under Section 18.5 or if all of the rights and obligations of the Servicer shall have been terminated under Section 19.1, the appointment of the Servicer as custodian may be terminated by the Trustee or by the Holders of Certificates evidencing not less than 25% of the Pool Balance, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 19.1. As soon as practicable after any termination of such appointment, the Servicer shall, at its expense, deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate. Notwithstanding the termination of the Servicer as custodian, the Trustee agrees that upon any such termination, the Trustee shall provide, or cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.


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


                                  ARTICLE XIII

                   Administration and Servicing of Receivables

     Section 13.1 Duties of Servicer. The Servicer shall manage, service, administer and make collections on the Receivables (other than Repurchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable new or used automobile and light-duty truck receivables that it services for itself. The Servicer's duties shall include collection and posting of all payments, responding to inquiries by Obligors or by federal, state, or local governmental authorities with respect to the Receivables, investigating delinquencies, reporting tax information to Obligors in accordance with its customary practices, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, and, if it elects to do so, making Advances pursuant to Section
14.3. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Trustee, the Certificateholders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, without recourse to the Trustee, with respect to the Receivables or with respect to the Financed Vehicles. If the Servicer shall commence a legal proceeding to enforce a Receivable or a Defaulted Receivable, the Trustee shall thereupon be deemed to have automatically assigned such Receivable and the related property conveyed to the Trust pursuant to Section
2.1 with respect to such Receivable to the Servicer, solely for the purpose of collection. The Trustee shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Trustee and as are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     Section 13.2 Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables and of the Agreement as and when the same shall become due, and shall follow such collection procedures as it follows with respect to comparable new or used automobile and light-duty truck receivables that it services for itself or others and that is consistent with prudent industry standards. The Servicer shall not change the amount of or reschedule the due date of any scheduled payment to a date more than 30 days from the original due date of such scheduled payment, change the annual percentage rate of, or extend any Receivable or change any material term of a Receivable, except as provided by the terms of the Receivable or of the Agreement or as required by law or court order, provided, however, that the Servicer may extend any Receivable that is in default or with respect to which default is reasonably foreseeable and that would be acceptable to the Servicer with respect to comparable new or used automobile and light-duty truck receivables that it services for itself, if (a) the amount on deposit in the Reserve Account is greater than zero at the time of the extension, (b) the total credit-related extensions granted on the Receivable will not exceed four months in the aggregate, (c) the total number of credit-related extensions granted on the Receivable will not exceed two, (d) the maturity of such Receivable would not be extended beyond the Collection Period immediately preceding the Final Distribution Date and (e) the rescheduling or extension would not modify the terms of such Receivable in such a manner as to constitute a cancellation of such Receivable and the creation of a new receivable. If, as a result of inadvertently rescheduling or extending of payments, such rescheduling or extension breaches any of the terms of the proviso to the preceding sentence, then the Servicer shall be obligated to purchase such Receivable pursuant to
Section 13.7. For the purpose of such purchases pursuant to Section 13.7, notice shall be deemed to have been received by the Servicer at such time as shall make purchase mandatory as of the last day of the Collection Period during which the discovery of such breach occurred.

     Section 13.3 Realization Upon Receivables. On behalf of the Trust, the Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the Financed Vehicle securing any Receivable which the Servicer shall have determined to be a Defaulted Receivable or otherwise (and shall specify any such Defaulted Receivable to the Trustee no later than the Determination Date following the Collection Period in which the Servicer shall have made such determination). The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of new or used automobile and light-duty truck receivables, which may include selling the Financed Vehicle at public or private sale. The Servicer shall be entitled to recover from proceeds all reasonable expenses incurred by it in the course of converting the Financed Vehicle into cash proceeds. The Liquidation Proceeds (net of such expenses) realized in connection with any such action with respect to a Receiv able shall be deposited by the Servicer in the Certificate Account in the manner specified in Section 14.2 and shall be applied to reduce (or to satisfy, as the case may be) the Repurchase Amount of the Receivable, if such Receivable is to be repurchased by the Seller pursuant to Section 12.2, or is to be purchased by the Servicer pursuant to Section 13.7. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its sole discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

     Section 13.4 [Reserved]

     Section 13.5 Maintenance of Security Interests in Financed Vehicles. The Servicer, in accordance with its customary servicing procedures, shall take such steps as are necessary to maintain (i) perfection of the security interest created in any Financed Vehicle which secures a Receivable and (ii) perfection of the Trust's interest in the Receivables including, without limitation, the filing of financing statements and continuation statements. On behalf of the Trust, the Servicer hereby agrees to take such steps as are necessary to re-perfect such security interest in the event of the relocation of a Financed Vehicle or for any other reason, in either case, when the Servicer has knowledge of the need for such re-perfection. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to grant to the Trust a perfected security interest in the related Financed Vehicle, the Servicer hereby agrees that the Servicer's listing as the secured party on the certificate of title is deemed to be in its capacity as agent of the Trust and further agrees to hold such certificate of title as the Trustee's agent and custodian; provided that the Servicer shall not, nor shall the Trustee or Certificateholders have the right to require that the Servicer, make any such notation on the related Financed Vehicles' certificate of title or fulfill any such additional administrative requirement of the laws of the state in which a Financed Vehicle is located.

     Section 13.6 Covenants of Servicer. The Servicer hereby makes the following covenants on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates:


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


          (i) Security Interest to Remain in Force. The Financed Vehicle securing each Receivable shall not be released from the security interest grant ed by the Receivable in whole or in part except as contemplated herein;

          (ii) No Impairment. The Servicer shall not impair the rights of the Trust in the Receivables; and

          (iii) Extensions, Defaulted Receivables. The Servicer shall not increase the number of payments under a Receivable, nor increase the Amount Financed under a Receivable, nor extend or forgive payments on a Receivable, except as provided in Section 13.2. In the event that at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest, provided that the last such payment shall be due on or prior to the Collection Period immediately preceding the Final Distribution Date.

     Section 13.7 Purchase of Receivables Upon Breach. The Servicer or the Trustee, as the case may be, shall inform the other party promptly, in writing, upon the discovery by the Servicer or an Authorized Officer of the Trustee, as the case may be, of any breach by the Servicer of its covenants under Section
13.6. Except as otherwise specified in Section 13.2, unless the breach shall have been cured by the last day of the Collection Period following the Collection Period during which such breach was discovered (or, at the Servicer's election, the last day of the Collection Period during which such breach was discovered), the Servicer shall purchase any Receivable materially and adversely affected by such breach, as determined by the Servicer and reported in an Officer's Certificate as of such date. For this purpose, any breach of the covenant set forth in Section 13.6(iii) shall be deemed to materially and adversely affect the interest of the Trust in a Receivable. In consideration of the purchase of such Receivable, the Servicer shall remit the Repurchase Amount (less any Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Certificate Account with respect to such Receivable pursuant to Section 13.3) in the manner specified in Section 14.4. The sole remedy of the Trust, the Trustee, or the Certificateholders against the Servicer with respect to a breach pursuant to Section 13.6 shall be to require the Servicer to purchase Receivables pursuant to this Section 13.7. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 13.7 or the eligibility of any Receivable for purposes of the Agreement.

     Section 13.8 Servicing Fee. The Servicing Fee for a Collection Period shall equal the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the first day of such Collection Period. In addition, the Servicer shall be entitled to receive as additional servicing compensation investment earnings on amounts on deposit in the Certificate Account or earned on collections pending deposit in the Certificate Account; provided, however, that, beginning with the Collection Period for which the Trustee is notified in writing that the Servicer has failed to deposit an Advance with respect to a Receivable other than because such Receivable has been designated a Defaulted Receivable and continuing until the Final Distribution Date, such investment earnings shall not be paid to the Servicer, but shall be treated as Available Interest. The Servicer shall be required to pay from its own account all expenses incurred by it in connection with its activities hereunder (including fees and disbursements of the Trustee, Trustee's counsel, the Paying Agent, the Transfer Agent and Certificate Registrar and independent accountants, taxes imposed on the Servicer, and expenses incurred in connection with distributions and reports to Certificateholders) except expenses in connection with realizing upon a Receivable under Section 13.3 which may be paid from Liquidation Proceeds from such Receivable.

     Section 13.9 Servicer's Certificate. On or before each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent, the Rating Agencies, a Servicer's Certificate substantially in the form of Exhibit D hereto, for the Collection Period preceding such Determination Date, containing all information necessary to make the distributions pursuant to Section 14.5 and all information necessary for the Paying Agent to send statements to Certificateholders pursuant to Section 14.7. The Servicer shall deliver to the Rating Agencies any information, to the extent it is available to the Servicer, that the Rating Agencies reasonably request in order to monitor the Trust. The Servicer shall also specify each Receivable which the Seller or the Servicer is required to repurchase or purchase, as the case may be, as of the last day of the preceding Collection Period, each Receivable which the Servicer shall have determined to be a Defaulted Receivable during the preceding Collection Period, and each Receivable for which the Servicer has failed to deposit an Advance pursuant to Section 14.3 other than because such Receivable has been designated a Defaulted Receivable. Subsequent to the Closing Date, the form of Servicer's Certificate may be revised or modified to cure any ambiguities or inconsistencies with the Agreement; provided, however, that no material informa tion shall be deleted from the form of Servicer's Certificate. In the event that the form of Servicer's Certificate is revised or modified in accordance with the preceding sentence, a form thereof, as so revised or modified, shall be provided to the Trustee and each Rating Agency.

     Section 13.10 Annual Statement as to Compliance. (a) The Servicer shall deliver to the Trustee and the Rating Agencies, and on or before March 31 of each year commencing March 31, 2000, a certificate signed by the chairman of the board, president, the treasurer, the controller, any executive or senior vice president or any vice president of the Servicer, stating that (a) a review of the activities of the Servicer during the year ended the preceding December 31 (or shorter period in the case of the first such certificate) and of its performance under the Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations in all material respects under the Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     (b) The Servicer shall deliver to the Trustee, and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 19.1. The Seller shall deliver to the Trustee, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 19.1.

     Section 13.11 Annual Audit Report. The Servicer shall cause a firm of independent public accountants (which may provide other services to the Servicer or the Seller) to prepare a report addressed to the Board of Directors of the Servicer, for the information and use of the Trustee, and the Rating Agencies on or before March 31 of each year, beginning March 31, 2000, to the effect that such firm has examined the automobile and light-duty truck receivable servicing functions of the Servicer, including the Servicer's procedures and records relating to servicing of the Receivables under this Agreement and that, on the basis of such examination, such firm is of the opinion that such servicing has been conducted in compliance with this Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such firm's report. In addition, such report shall state that such firm has compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to Section 13.9 during the period covered by such report (which shall be the preceding calendar year) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as such firm believes to be immaterial and such other exceptions as shall be set forth in such statement. In addition, such report shall set forth the procedures performed in conjunction with the examination and shall contain an opinion of such firm as to the accuracy of the amounts set forth in the certificates delivered pursuant to Section 13.9 in such period.

     The report of the independent certified public accountants shall also indicate that such accounting firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     Section 13.12 Access to Certain Documentation and Information Regarding Receiv ables. The Servicer shall provide to the Certificateholders access to the Receivable Files in such cases where the Certificateholders shall be required by applicable statutes or regulations to have access to such documentation. Nothing in this Section 13.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 13.12.

     Section 13.13 Reports to Certificateholders and the Rating Agencies.
(a) The Trustee shall provide to any Certificateholder who so requests in writing (addressed to the Corporate Trust Office) a copy of any Servicer's Certificate described in Section 13.9, the annual audit statement described in
Section 13.10, or the annual audit report described in Section 13.11. The Trustee may require the Certificateholder to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

     (b) The Trustee shall forward to the Rating Agencies the statement to Certificateholders described in Section 14.8 and any other reports it may receive pursuant to this Agreement to (i) Standard & Poor's Ratings Group, Asset-Backed Surveillance Group, 55 Water Street, New York, New York 10004, and
(ii) Moody's Investors Service, Inc., ABS Monitoring Dept., 99 Church Street, 4th Floor, New York, New York 10007.

     Section 13.14 Insurance. The Servicer, in accordance with its customary servicing procedures and underwriting standards, shall require that each Obligor shall have obtained and shall maintain comprehensive and collision insurance covering the Financed Vehicle as of the execution of the Receivable. The Servicer shall enforce its rights under the Receivables to require the Obligors to maintain comprehensive and collision insurance, in accordance with the Servicer's customary practices and procedures with respect to comparable new or used automobile and light-duty truck receivables that it services for itself or others.

                                   ARTICLE XIV

                          Distributions; Statements to
                               Certificateholders

     Section 14.1 Accounts. (a) The Servicer shall establish the (i) Certificate Account in the name of the Trustee for the benefit of the Certificateholders,
(ii) the Class A Distribution Account in the name of the Trustee for the benefit of the Class A Certificateholders and (iii) the Class B Distribution Account in the name of the Trustee for the benefit of the Class B Certificateholders. Each such account shall be either:

     (x) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution; or

     (y) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution, which may be the Seller so long as the Seller is a Qualified Institution.

     The Certificate Account shall satisfy the requirements of clause (x) above. The Seller hereby grants to the Collateral Agent for the benefit of the Class A Certificateholders a security interest in the Class A Distribution Account, likewise, the Seller hereby grants to the Collateral Agent for the benefit of the Class B Certificateholders a security interest in the Class B Distribution Account. Should any depositary of the Certificate Account, the Class A Distribution Account or the Class B Distribution Account cease to be either a Qualified Institution or a Qualified Trust Institution, then the Servicer shall, with the Seller's assistance as necessary, cause such account to be moved, upon thirty (30) days notice to the Trustee, to a Qualified Institution or a Qualified Trust Institution, unless the Servicer provides the Trustee with a letter from the Rating Agencies to the effect that the current ratings assigned to the Certificates by the Rating Agencies will not be adversely affected by such depositary's ceasing to be a Qualified Institution or a Qualified Trust Institution, as the case may be.

     All amounts held in the Certificate Account shall be invested by the bank or trust company then maintaining the account at the written direction of the Servicer in Permitted Investments that mature on a date proximate to but not later than the Deposit Date next succeeding the date of investment; provided, that if the Certificate Account is maintained with the Trustee, such Permitted Investments may mature on the Distribution Date next succeeding the date of investment, if the Trustee is the obligor on such investments (including repurchase agreements on which the Trustee in its commercial capacity is liable as principal).

     (b) The Seller shall establish the Reserve Account in the name of the Collateral Agent for the benefit of the Certificateholders. Subject to Section 14.5(b), The Reserve Account shall be under the sole dominion and control of the Collateral Agent. The Reserve Account shall be a segregated identifiable trust account established in the trust department of a Qualified Trust Institution.

     Should any depositary of the Reserve Account cease to be a Qualified Trust Institution, then the Collateral Agent shall, upon thirty (30) days notice to the Trustee, with the Seller's assistance as necessary, cause such account to be moved to a Qualified Trust Institution, unless the Seller provides the Trustee and the Collateral Agent with a letter from the Rating Agencies to the effect that the current ratings assigned to the Certificates by the Rating Agencies will not be adversely affected by such depositary's ceasing to be a Qualified Trust Institution. The Reserve Account shall not be property of the Trust.

     Funds on deposit in the Reserve Account shall be invested by the Collateral Agent in Permitted Investments selected in writing by the Servicer; provided, however, it is understood and agreed that the Collateral Agent shall not be liable for any loss or charge arising from such investment in Permitted Investments. All such Permitted Investments shall be held by the Collateral Agent for the benefit of the Certificateholders in the manner specified in subsection (c) below; provided, however, that on each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be withdrawn from the Reserve Account at the written direction of the Servicer and paid to the Seller. Funds on deposit in the Reserve Account shall be invested in Permitted Investments that will mature so that all funds (including both principal and interest) will be available at the opening of business on the next following Deposit Date; provided, however, that subject to satisfaction of the Rating Agency Condition and notice thereof to the Trustee and the Collateral Agent, all or a portion of such funds on deposit in the Reserve Account may be invested in Permitted Investments that mature later than such next following Deposit Date.

     (c) Each Permitted Investment made with funds from the Reserve Account shall be delivered to the Collateral Agent by causing the financial institution then maintaining the Reserve Account (such institution being referred to as the "Reserve Account Securities Intermediary") to create a Security Entitlement in the Reserve Account in favor of the Trustee with respect to such Permitted Investment by indicating by book-entry that such Permitted Investment has been credited to the Reserve Account. The Servicer shall only invest in Permitted Investments which the Reserve Account Securities Intermediary agrees to credit to the applicable Account.

     (d) The Servicer shall have the power, revocable by the Collateral Agent, to instruct the Collateral Agent to make withdrawals and payments from the Reserve Account for the purpose of permitting the Servicer to carry out its duties hereunder.

     (e) Each of the Seller (and any successor to the Seller in accordance with Section 17.3) and the Servicer agree to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the UCC or this Agreement) as may be determined to be necessary, in order to perfect the interests created by this Section 14.4 and otherwise effectuate the purposes, terms and conditions of this Section 14.4.

     (f) Notwithstanding anything else contained herein, the Reserve Account shall only be established at Qualified Trust Institution which agrees that it will (i) comply with Entitlement Orders (i.e. orders directing the transfer or redemption of any financial assets credited to the Reserve Account) relating to the Reserve Account issued by the Collateral Agent without further consent by the Seller; (ii) credit all Permitted Investments to the Reserve Account; (iii) treat each item of property (including, without limitation, investment property, securities, instruments and cash) credited to the Reserve Account as a Financial Asset; (iv) not enter into, any agreement with any other person relating to the Reserve Account pursuant to which agreement it has agreed to comply with entitlement orders made by such person; (v) not accept for credit to the Reserve Account any Permitted Investment which is registered in the name of, or payable to the order of, or specially indorsed to, any person other than such Qualified Trust Institution unless it has been indorsed to such Qualified Trust Institution or is indorsed in blank and

(vi) such Qualified Trust Institution has agreed that it will waive any right of set-off unrelated to its fees for such Account.

     Section 14.2 Collections. The Servicer shall remit daily within two Business Days of receipt to the Certificate Account all payments by or on behalf of the Obligors on the Receivables and all Liquidation Proceeds (net of expenses), both as collected during the Collection Period. Notwith standing the provisions of the first sentence of this Section 14.2, the Servicer, so long as the Servicer is USAA Federal Savings Bank, shall be permitted to make deposits on a monthly instead of a daily basis if either (a) the Servicer obtains a short-term certificate of deposit rating of the Servicer from Standard & Poor's and Moody's of A-1 and P-1, respectively, or (b) the Servicer provides the Trustee with (1) a letter from the Rating Agencies to the effect that the current ratings assigned to the Certificates by the Rating Agencies will not be adversely affected by the remittance of Collections on a monthly, rather than a daily, basis. Any such collections remitted to the Certificate Account on a monthly basis shall be in immediately available funds and shall be remitted no later than 11:00 a.m., New York City time on or before the Deposit Date. For purposes of this Section 14.2 the phrase "payments made on behalf of the Obligors" shall mean payments made by Persons other than the Seller or the Servicer.

     Section 14.3 Advances.

     (a) As of each Deposit Date, the Servicer may, in its sole discretion, make a payment with respect to each Receivable (other than a Defaulted Receivable) equal to the excess, if any, of (x) the product of the Principal Balance of such Receivable as of the first day of the related Collection Period and one-twelfth of the Annual Percentage Rate of interest on such Receivable (calculated on the basis of a 360-day year of twelve 30-day months), over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from payment of the Repurchase Amount during or with respect to such Collection Period. The Servicer shall deposit all such Advances into the Certificate Account in immediately available funds no later than, 11:00 a.m. New York City time, on the Deposit Date. The Servicer may elect not to make any Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, shall determine that such Advance is not recoverable from subsequent payments on such Receivable or from withdrawals from the Reserve Account. To the extent that the amount set forth in clause (y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such excess amount shall be distributed to the Servicer pursuant to Section 14.5(b); provided, however, that the Servicer shall not be entitled to reimbursement for an Advance resulting from a payment being made by or on behalf of the Obligor prior to the Due Date under the Receivable (a "Simple Interest Advance"). In addition, in the event that a Receivable becomes a Defaulted Receivable, Outstanding Advances up to the amount of accrued and unpaid interest thereon shall be reimbursed to the extent of Interest Collections with respect to such Receivable and, if such amounts are insufficient, from amounts on deposit in the Reserve Account. The Servicer shall not be required to make an Advance (other than a Simple Interest Advance) to the extent that the Servicer, in its sole discretion, determines that such Advance would not subsequently be recovered (whether from Interest Collections on such Receivables (including Liquidation Proceeds) or the Reserve Account). The Servicer shall not make any advance with respect to principal of Receivables. Notwithstanding anything else herein, the Servicer shall be reimbursed only from accrued interest due from the Obligor under the Receivable.

     (b) The Servicer shall deposit in the Certificate Account the aggregate Advances on the Receivables pursuant to Section 14.3(a). To the extent that the Servicer fails to make an Advance pursuant to Section 14.3(a) on the date required, the Servicer shall so notify the Trustee in writing specifying the amount of the Advance and the Receivable to which such Advance relates, and the Trustee shall withdraw such amount (or, if determinable, such portion of such amount as does not represent advances for delinquent interest) from the Reserve Account and deposit such amount in the Certificate Account. The Trustee shall deposit in the Certificate Account the aggregate of any amounts received pursuant to the Yield Supplement Agreement on the date of receipt thereof.

     Section 14.4 Additional Deposits. The Servicer, or the Seller, as the case may be, shall deposit into the Certificate Account the aggregate Repurchase Amount pursuant to Sections 12.2, 13.7 and 21.2, as applicable. All remittances shall be made to the Certificate Account, in immediately available funds, no later than 11:00 a.m., on the Deposit Date.

     SECTION 14.5 Distributions.

     (a) On or before each Determination Date, the Servicer shall calculate all amounts to be deposited in the Class A Distribution Account and the Class B Distribution Account, which calculations shall be set forth in the Servicer's Certificate delivered to the Trustee on or before such Determination Date.

     (b) On each Distribution Date, after making the reimbursements to the Servicer from amounts on deposit in the Certificate Account of Outstanding Advances pursuant to Section 14.3, the Trustee shall withdraw from the Certificate Account, the Available Interest and Available Principal for such Distribution Date, withdraw from the Reserve Account such amounts as may be required to satisfy amounts requested by the Servicer for such Distribution Date, make the following deposits and distributions, if necessary, based solely on the information contained in the Servicer's Certificate, to the extent of amounts available from the indicated sources, in the following priority:

          (i) to the Servicer, first from Available Interest, and then, if necessary, from the Available Reserve Amount, any unpaid Servicing Fee owing to such Servicer for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods less any amounts owing to the Trustee pursuant to Section 20.7 hereof, which shall be paid to the Trustee;

          (ii) to the Class A Distribution Account, first from Available Interest, then, if necessary, from the Available Reserve Amount, and finally, if necessary, from the Class B Percentage of Available Principal, the Class A Interest Distribution for such Distribution Date; and

          (iii) to the Class B Distribution Account, first from Available Interest, and then, if necessary, from the Available Reserve Amount, the Class B Interest Distribution for such Distribution Date based solely on the information contained in the Servicer's Certificate.

On each Distribution Date, the Trustee shall make the following deposits and distributions (based on the information contained in the Servicer's Certificate), to the extent of the portion of Available Principal, Available Interest and the Available Reserve Amount (to be applied in that order of priority) remaining after the application of clauses (i), (ii) and (iii) above, in the following priority:

          (iv) to the Class A Distribution Account, the Class A Principal Distribution for such Distribution Date;

          (v) to the Class B Distribution Account, the Class B Principal Distribution for such Distribution Date;

          (vi) to the Collateral Agent for deposit in the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

          (vii) to the Seller, any amount remaining less any accrued and unpaid Trustee fees and expenses which shall be paid to the Trustee;

     (c) On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed pro rata to the Class A Certificateholders by the Trustee and all amounts on deposit in the Class B Distribution Account will be distributed pro rata to the Class B Certificateholders by the Trustee. Except as provided in Section 21.1, payments under this paragraph shall be made to the Certificateholders by check mailed by the Trustee to each Holder's respective address of record (or, in the case of Certificates registered in the name of a Clearing Agency, or its nominee, by wire transfer of immediately available funds). To the extent that the Trustee is required to wire funds to the Certificateholders from the Class A Distribution Account or the Class B Distribution Account, as applicable, it shall request the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable, to make a wire transfer of the amount to be distributed and the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable, shall promptly deliver to the Trustee a confirmation of such wire transfer. To the extent that the Trustee is required to make payments to Certificateholders by check hereunder, it shall request the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable, to provide it with a supply of checks to make such payments. The bank shall, if a request is made by the Trustee for a wire transfer by 9:00 A.M. (New York time) on any Distribution Date, wire such funds in accordance with such instructions by 10:00 A.M. (New York time) on such Distribution Date, and it will otherwise act in compliance with the provisions of this paragraph and the other provisions of this Agreement applicable to it as the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable. The Servicer shall take all necessary action (including requiring an agreement to such effect) to ensure that any bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable, agrees to comply, and complies, with the provisions of this paragraph and the other provisions of this Agreement applicable to it as the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable.

     SECTION 14.6 Reserve Account. On the Closing Date, the Seller shall deposit the Reserve Account Initial Deposit into the Reserve Account. The Seller hereby grants to the Collateral Agent for the benefit of the Certificateholders a security interest in and to the Reserve Account and any and all Financial Assets or other property credited thereto from time to time, including, but not limited to, Permitted Investments, to secure payment of the Certificates according to their terms. Amounts held from time to time in the Reserve Account will continue to be held by the Collateral Agent for the benefit of Class A Certificateholders and the Class B Certificateholders, but the Reserve Account shall not be an asset of the Trust. By acceptance of their Certificates or interest therein, Certificateholders and Certificate Owners shall be deemed to have appointed The Bank of New York, as Collateral Agent. The Bank of New York hereby accepts such appointment as Collateral Agent. The Collateral Agent accepts such appointment and agrees to establish the Reserve Account at the Corporate Trust Office and to comply with Section 14.1(f).

     Section 14.7 Net Deposits. USAA Federal Savings Bank (in whatever capacity) may make the remittances pursuant to Section 14.2 and Section 14.4 above, net of amounts to be retained by it or distributed to it (also in whatever capacity) pursuant to Section 14.5, if (a) it shall be the Servicer and (b) it is entitled, pursuant to Section 14.2, to make deposits on a monthly basis, rather than a daily basis. The Servicer may remit amounts to the Certificate Account net of investment earnings accrued on such amounts pending deposit into the Certificate Account, whether or not the Servicer is then entitled to make deposits on a monthly basis. Nonetheless, the Servicer shall account for all of the above described amounts as if such amounts were deposited and distributed separately.

     Section 14.8 Statements to Certificateholders. On each Distribution Date, the Servicer shall prepare and furnish to the Trustee and the Paying Agent, and the Paying Agent shall include with the distribution to each Certificateholder, a statement substantially in the form of Exhibit E, based on information in the certificate furnished pursuant to Section 13.9, setting forth for the related Collection Period the following information

          (i) the amount of the distribution allocable to principal on the Class A Certificates and the Class B Certificates;

          (ii) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

          (iii) the Yield Supplement Amount;

          (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

          (v) the Class A Certificate Balance, the Class A Pool Factor, the Class B Certificate Balance and the Class B Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported pursuant to clause (i) above;

          (vi) the Pool Balance as of the close of business of the Servicer on the last day of the preceding Collection Period;

          (vii) the amount of the aggregate Realized Losses, if any, for such Collection Period;

          (viii) the aggregate Repurchase Amount of Receivables repurchased by the Seller or purchased by the Servicer;

          (ix) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date; and

          (x) the Specified Reserve Account Balance as of the close of business on such Distribution Date.

Each amount set forth pursuant to clauses (i), (ii) and (v) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of a Certificate.

     Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Servicer shall prepare and furnish to the Trustee and the Paying Agent, and the Paying Agent shall furnish to each Person who at any time during such calendar year shall have been a Certificateholder, a statement containing the sum of the amounts determined in clauses (i) and (ii) for such calendar year, for the purposes of such Certificateholder's preparation of federal income tax returns.

                                   ARTICLE XV

                           Yield Supplement Agreement

     Section 15.1 Yield Supplement Agreement. Simultaneously with the execution of this Agreement, the Seller shall convey the Yield Supplement Agreement to the Trust as part of the Trust Property. The Yield Supplement Agreement, with respect to each Receivable (other than Repurchased Receivables and Defaulted Receivables), provides for the payment by the Seller, to the extent of the funds available in the Yield Supplement Account, on or prior to each Deposit Date of an amount (if positive) calculated by the Servicer equal to one-twelfth of the difference between (i) interest on such Receivable's Principal Balance as of the first day of the preceding Collection Period calcu lated at a rate equal to the sum of the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and the Servic ing Fee Rate over (ii) interest accrued on such Receivable's Principal Balance as of the first day of the preceding Collection Period at its Contract Rate (in the aggregate for all Receivables with respect to any Distribution Date, the "Yield Supplement Amount").

     SECTION 15.2 Yield Supplement Account. (a) The Seller shall establish and maintain in the name of the Collateral Agent a segregated trust account to secure the Seller's obligations under the Yield Supplement Agreement (the "Yield Supplement Account"). The Yield Supplement Account and any amounts therein shall not be property of the Trust, but shall be pledged to the Collateral Agent for the benefit of Certificateholders.

     (b) In order to provide for the prompt payment by the Seller of the Yield Supplement Amount, to assure availability of the amounts maintained in the Yield Supplement Account and as security for the performance by the Seller of its obligations under the Yield Supplement Agreement, the Seller, on behalf of itself and its succes sors and assigns, hereby pledges to the Collateral Agent and its successors and assigns for the benefit of the Certificateholders, all of its right, title and interest in and to the Yield Supplement Ac count, and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the Yield Supplement Account (whether in the form of deposit accounts, physical securities, book-entry securities, uncertificated securities or otherwise) including the Yield Supplement Initial Deposit, subject, however, to the limitations set forth below, and solely for the purpose of securing payment of the Yield Supplement Amount (all of the foregoing, subject to the limitations set forth in this Section, the "Yield Supplement Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Collateral Agent, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section. The Collateral Agent hereby acknowledges such transfer and accepts the trust hereunder and shall hold and distribute the Yield Supplement Account Property in accordance with the terms and provisions of this Section.

     (c) Funds on deposit in the Yield Supplement Account shall be invested by the Collateral Agent in Permitted Investments selected by the Seller and designated in writing by the Seller to the Collat eral Agent; provided, however, it is understood and agreed that the Collateral Agent shall not be liable for any loss arising from such investment in Permitted Investments. Funds on deposit in the Yield Supplement Account shall be invested in Permitted Investments that will mature so that all such funds will be available at the opening of business on each Deposit Date; provided, however, that to the extent permitted by the Rating Agencies, funds on deposit in the Yield Supplement Account may be invested in Permitted Investments that mature later than the next Deposit Date. Funds deposited in the Yield Supplement Account on a Deposit Date upon the maturity of any Permit ted Investments are not required to be (but may be) invested over night. The Seller will treat the funds, Permitted Investments and other assets in the Yield Supplement Account as its own for Federal, state and local income tax and franchise tax purposes and will report on its tax returns all income, gain and loss from the Yield Supplement Account.

     (d) No later than 11:00 A.M. (New York time) on each Deposit Date, the Servicer shall deposit to the Certificate Account an amount equal to the Yield Supplement Amount for the related Collection Period; provided that if, on any Distribution Date, the Servicer fail to pay the Yield Supplement Amount, then, in such event, the Trustee shall direct the Collateral Agent to withdraw from the Yield Supple ment Account an amount equal to such deficiency and deposit such amount to the Certificate Account.

     (e) The Yield Supplement Account shall be under the sole custody and control of the Collateral Agent. If, at any time, the Yield Supplement Account ceases to be a segregated trust account, the Collateral Agent shall within ten
(10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Yield Supplement Account as a segregated trust account and shall transfer any cash and/or any investments that are in the existing Yield Supplement Account which is no longer a segregated trust account to such new Yield Supplement Account.

     (f) Amounts on deposit in the Yield Supplement Account will be released to the Seller on each Distribution Date to the extent that the amount on deposit in the Yield Supplement Account would exceed the Specified Yield Supplement Balance. Upon a distribution to the Seller of amounts from the Yield Supplement Account, the Certificateholders will not have any rights in, or claims to, such amounts. Amounts properly distributed to the Seller from the Yield Supplement Account or otherwise shall not be available under any circumstances to the Trust, the Trustee, the Collateral Agent or the Certificateholders and the Seller shall in no event thereafter be required to refund any such distributed amounts.

     (g) With respect to the Yield Supplement Account Property, the Seller and the Collateral Agent agree that:

               (i) any Yield Supplement Account Property that is held in deposit accounts shall be held solely in the name of the Collateral Agent at one or more depository institu tions having the Required Deposit Rating; each such deposit account shall be subject to the exclusive custody and con trol of the Collateral Agent, and the Collateral Agent shall have sole signature authority with respect thereto;

               (ii) any Yield Supplement Account Property that constitutes physical securities shall be delivered to the Collateral Agent in accordance with paragraph (i) of the definition of "Delivery" (except that all references therein to the "Trustee" shall be deemed to be references to the Collateral Agent) and shall be held, pending maturity or disposition, solely by the Collateral Agent or a financial intermediary (as such term is defined in the relevant UCC) acting solely for the benefit of Certificateholders;

               (iii) any Yield Supplement Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph
          (b) of the definition of "Delivery" and shall be maintained by the Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Yield Supplement Account Property as described in such paragraph; and

               (iv) any Yield Supplement Account Property that is an "uncertificated security" under the relevant UCC and that is not governed by clause (iii) above shall be delivered to the Collateral Agent in accordance with paragraph (iii) of the definition of "Delivery" (except that all references therein to the "Trustee" shall be deemed to be references to the Collateral Agent) and shall be maintained by the Collateral Agent, pending maturity or disposition, through continued registration of the Collateral Agent's (or its nominee's) ownership of such security.

Effective upon Delivery of any Yield Supplement Account Property in the form of physical securities, book-entry securities or uncertifi cated securities, the Collateral Agent shall be deemed to have repre sented that it has purchased such Yield Supplement Account Property for value, in good faith and without notice of any adverse claim thereto.

     (h) The Seller and the Servicer agree to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instru-ments (including, without limitation, any financing statements under the UCC or this Agreement) as may be determined to be necessary, in order to perfect the interests created by this Section 15.2 and otherwise fully to effectuate the purposes, terms and conditions of this Section 15.2. The Seller and Servicer shall:

     (A) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certifi cates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Collateral Agent's security interest; and

     (B) make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following: (1) any change in their respective names or any trade names, (2) any change in the location of their respective chief execu tive offices or principal places of business and (3) any merger or consolidation or other change in their respective identities or corporate structures; and all promptly notify the Collateral Agent of any such filings.

     (i) Investment earnings attributable to the Yield Supple ment Account Property and proceeds therefrom shall be held by the Collateral Agent for the benefit of the Seller. Investment earnings attributable to the Yield Supplement Account Property shall not be available to pay the Yield Supplement Amount and shall not otherwise be subject to any claims or rights of the Certificateholders or the Servicer. The Collateral Agent shall cause all investment earnings attributable to the Yield Supplement Account to be distributed on each Distribution Date to the Seller.

                                   ARTICLE XVI

                                The Certificates

     Section 16.1 The Certificates. Unless otherwise specified in the Agreement, the Certificates shall be issued in denominations of $1,000 and integral multiples thereof; provided, however, that one Class A Certificate and one Class B Certificate may be issued in a denomination that includes any residual portion of the Original Class A Certificate Balance and the Original Class B Certificate Balance. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer or other authorized signatory of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals shall have ceased to be so authorized prior to the execution, authentication and delivery of such Certificates or did not hold such offices or positions at the date of such Certificates. No Certificate shall entitle the Holder to any benefit under the Agree ment, or shall be valid for any purpose, unless there shall appear on such Certificate an authentication substantially in the form set forth in Exhibit A and Exhibit B hereto executed by the Trustee by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Section 16.2 Execution, Authentication and Delivery of Certificates. In exchange for the Receivables and the other assets of the Trust, simultaneously with the sale, assignment and transfer to the Trustee of the Receivables, the constructive delivery to the Trustee of the Receivable Files and the delivery to the Trustee of the other components of the Trust, the Trustee shall deliver to, or upon the order of, the Seller, Certificates duly executed by the Trustee, on behalf of the Trust, and authenticated by the Trustee in authorized denominations equaling in the aggregate the Original Pool Balance, and evidencing the entire ownership of the Trust.

     Section 16.3 Registration of Transfer and Exchange of Certificates.

     (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and certificate registrar (the "Transfer Agent and Certificate Registrar"), in accordance with the provisions of Section 16.7, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Register shall list the names of the Certificateholders and their respective ownership interests in the Trust, and shall be treated as definitive and binding for all purposes hereunder. Only those persons registered as Certificateholders in the Certificate Register shall be recognized as having any interest in the Trust or Trust estate or as possessing the rights of a Certificateholder hereunder. A transfer of ownership of a Certificate shall be effectuated only by an appropriate entry in the Certificate Register. The Bank of New York is hereby initially appointed Transfer Agent and Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. In the event that, subsequent to the date of issuance of the Certificates, the Trustee is unable to act as Transfer Agent and Certificate Registrar, the Trustee shall, with the consent of the Seller, appoint another bank or trust company, having an office or agency located in New York City and which agrees to act in accordance with the provisions of the Agreement applicable to it, to act, as successor Transfer Agent and Certificate Registrar under the Agreement.

     The Bank of New York shall be permitted to resign as Transfer Agent and Certificate Registrar upon 30 days' written notice to the Seller and the Servicer; provided, however, that such resignation shall not be effective and The Bank of New York shall continue to perform its duties as Transfer Agent and Certificate Registrar until the Trustee has appointed a successor Transfer Agent and Certificate Registrar with the consent of the Seller.

     Upon surrender for registration of transfer of any Class A Certificate or Class B Certificate at the office or agency of the Transfer Agent and Certificate Registrar maintained pursuant to Section 16.7, the Transfer Agent and Certificate Registrar shall make an appropriate entry in the Certificate Register to reflect such transfer, and the Trustee shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different than the Trustee, then the Transfer Agent and Certificate Registrar shall) deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount. At the option of a Certificateholder, Class A Certificates or Class B Certificates may be exchanged for other Class A Certificates or Class B Certificates, as the case may be, in authorized denominations of a like aggregate amount at such office or agency.

     Whenever any Class A Certificate or Class B Certificate is surrendered for exchange, the Trustee shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different than the Trustee, then the Transfer Agent and Certificate Registrar shall) deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Transfer Agent and Certificate Registrar duly executed by the Holder, which signature on such assignment must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

     Each Certificate surrendered for registration of transfer or exchange shall be cancelled by the Transfer Agent and Certificate Registrar or retained in accordance with its standard retention policy and disposed of or retained in a manner satisfactory to the Trustee and the Seller.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Section 16.4 Mutilated, Destroyed, Lost, or Stolen Certificates. If (a) any mutilated Class A Certificate or Class B Certificate shall be surrendered to the Transfer Agent and Certificate Registrar, or if the Transfer Agent and Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Class A Certificate or Class B Certificate and (b) there shall be delivered to the Trustee and the Transfer Agent and Certificate Registrar such security or indemnity as may be required to save each of them harmless, then, in the absence of notice to the Trustee that such, Class A Certificate or Class B Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different from the Trustee, then Transfer Agent and Certificate Registrar shall) deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Class A Certificate or Class B Certificate, a new Class A Certificate or Class B Certificate of like tenor and denomination but bearing a number not contemporaneously outstanding. In connection with the issuance of any new Class A Certificate or Class B Certificate under this Section 16.4, the Trustee or the Transfer Agent and Certificate Registrar, as the case may be, may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any Replacement Class A Certificate or Class B Certificate issued pursuant to this Section 16.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not a lost, stolen, or destroyed Certificate shall be found at any time.

     Section 16.5 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Certificate Registrar or any agent of any of them may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 14.5(b) and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Transfer Agent and Certificate Registrar or any agent of any of them shall be bound by any notice to the contrary.

     Section 16.6 Access to List of Certificateholders' Names and Addresses. The Transfer Agent and Certificate Registrar shall furnish to the Servicer or the Paying Agent (or to the Trustee if the Trustee is not the Transfer Agent and Certificate Registrar), within 15 days after receipt by the Transfer Agent and Certificate Registrar of a request therefor from the Servicer, the Trustee or the Paying Agent in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date, in such form as the Servicer, the Trustee or the Paying Agent may reasonably require. If, at such time, if any, as Definitive Certificates have been issued, three or more Certificateholders, or one or more Holders of Certificates aggregating not less than 25% of the Pool Balance apply in writing to the Transfer Agent and Certificate Registrar (or the Trustee if the Trustee is acting as the Transfer Agent and Certificate Registrar), and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under the Agreement or under the Certificates, and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Transfer Agent and Certificate Registrar shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Servicer, the Trustee, the Transfer Agent and Certificate Registrar or any of their respective agents accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 16.7 Maintenance of Office or Agency. The Transfer Agent and Certificate Registrar shall maintain in New York, New York an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Transfer Agent and Certificate Registrar initially designates its agency located at 450 West 33rd Street, 8th Floor, New York, New York 10001, Attention: Structured Finance Operations, as its office for such purposes. The Transfer Agent and Certificate Registrar shall give prompt written notice to the Trustee, the Servicer and to Certificateholders of any change in the location of such office or agency.

     Section 16.8 Book-Entry Certificates. Upon original issuance, the Class A Certificates and the Class B Certificates, other than the Class A Certificate and the Class B Certificate representing the residual amount of the Original Class A Certificate Balance and the Original Class B Certificate Balance, respectively, which shall be issued upon the written order of the Seller, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the initial Clearing Agency, by, or on behalf of, the Seller. The Certificates shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Class A Certificates or the Class B Certificates, as the case may be, except as provided in Section
16.10. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to Class A Certificateholders or the Class B Certificateholders pursuant to Section 16.10:

          (i) the provisions of this Section 16.8 shall be in full force and effect;

          (ii) the Seller, the Servicer, the Paying Agent, the Transfer Agent and Certificate Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions in respect of the Certificates and the taking of actions by the Certificateholders) as the authorized representatives of the Certificate Owners;

          (iii) to the extent that the provisions of this Section 16.8 conflict with any other provisions of the Agreement, the provisions of this Section 16.8 shall control;

          (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency (or to the extent Certificate Owners are not Clearing Agency Participants through the Clearing Agency
     Participants through which such Certificate Owners own Book-Entry Certificates) and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants and all references in the Agreement to actions by Certificateholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing
     Agency Participants, and all references in the Agreement to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with the procedures of the Clearing Agency; and

          (v) pursuant to the Depository Agreement, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Certificate Owners or their nominees.

     Section 16.9 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under the Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 16.10, the Trustee and the Paying Agent shall give all such notices and communications specified herein to be given by it to Certificateholders to the Clearing Agency.

     Section 16.10 Definitive Certificates. If (i) (A) the Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement and (B) the Trustee or the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Servicing Termination, Certificate Owners representing in the aggregate not less than 50% of the Pool Balance advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing, and the Clearing Agency shall so notify the Trustee, that the continuation of a book-entry system through the Clearing Agency, is no longer in the best interests of the Certificate Owners, the Trustee shall notify the Clearing Agency of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of Certificates registered in the name of the nominee of the Clearing Agency, accompanied by re-registration instructions from the Clearing Agency for registration, the Trustee shall execute, on behalf of the Trust, authenticate and deliver Definitive Certificates in accordance with such instructions. The Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. None of the Seller, the Servicer, the Transfer Agent and Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Transfer Agent and Certificate Registrar, to the extent applicable with respect to such Definitive Certificates and the Trustee, the Paying Agent and the Transfer Agent and Certificate Registrar shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.






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


     Section 16.11 Appointment of Paying Agent.

     (a) The Paying Agent shall have the revocable power to withdraw funds from the Certificate Account and make distributions to the Certificateholders pursuant to Section 14.5 hereof. The Trustee may revoke such power and remove the Paying Agent, if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under the Agreement in any material respect or for other good cause. The Paying Agent shall initially be The Bank of New York. The Bank of New York shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer, the Trustee and the Collateral Agent. In the event that The Bank of New York shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent, which shall be a bank or trust company. If at any time the Trustee shall be acting as the Paying Agent, the provisions of Sections 20.2, 20.4 and 20.5 shall apply to the Trustee in its role as Paying Agent.

     (b) The Trustee shall cause the Paying Agent (if other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders or other party entitled thereto until such sums shall be paid to such Certificateholders or other party entitled thereto and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Class A Certificateholders or Class B Certificateholders.

     (c) The Bank of New York in its capacity as initial Paying Agent hereunder agrees that it (i) will hold all sums held by it hereunder for payment to the Certificateholders in trust for the benefit of the Certificateholders or other parties entitled thereto until such sums shall be paid to such Certificateholders or other party entitled thereto and (ii) shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

     Section 16.12 Authenticating Agent.

     (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Any authenticating agent appointed by the Trustee shall require the consent of the Seller, which consent may not be unreasonably withheld.

     (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

     (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and the Seller. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Seller. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Seller, the Trustee promptly may appoint a successor authenticating agent with the consent of the Seller. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. Any successor authenticating agent appointed by the Trustee shall require the consent of the Seller, which consent may not be unreasonably withheld.

     (d) The Servicer shall pay the Authenticating Agent from time to time reasonable compensation for its services under this Section 16.13.

     (e) The provisions of Sections 20.2, 20.4 and 20.5 shall be applicable to any authenticating agent.

     (f) Pursuant to an appointment made under this Section 16.13, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

     This is one of the certificates referred to in the within mentioned Agreement.

                                      [NAME OF TRUSTEE]
                                      as Trustee

                                      By:______________________
                                         Authorized Signatory

                                                or

                                     [NAME OF AUTHENTICATING AGENT]
                                     as Authenticating Agent
                                      for the Trustee,

                                     By:______________________
                                        Authorized Signatory


     Section 16.13 Actions of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Seller or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Agreement and conclusive in favor of the Trustee, the Seller and the Servicer, if made in the manner provided in this Section 16.14.

     (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Seller or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (d) The Trustee may require such additional proof of any matter referred to in this Section 16.13 as it shall deem necessary.

                                  ARTICLE XVII

                                   The Seller

     Section 17.1 Representations of Seller. The Seller makes the following representa tions on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates. The representations shall speak as of the execution and delivery of the Agreement, and shall survive the sale of the Receivables to the Trustee.

          (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a federally chartered savings association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire and own the Receivables.

          (ii) Power and Authority. The Seller has the power and authority to execute and deliver the Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to the Trustee as part of the Trust and has duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery, and perfor mance of the Agreement has been duly authorized by the Seller by all necessary corporate action.

          (iii) Valid Sale; Binding Obligations. The Agreement effects a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller and constitutes a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforce ment of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (iv) No Violation. The consummation of the transactions contem plated by the Agreement and the fulfillment of the terms hereof do not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the charter or bylaws of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Seller is a party or by which it is bound, (b) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument, or (c) violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

          (v) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Seller's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties (a) asserting the invalidity of the Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Agree ment or the Certificates or (d) relating to the Seller and which might adversely affect the federal income tax attributes of the Certificates.

     Section 17.2 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller in such capacity under the Agreement and shall have no other obligations or liabilities hereunder.

     The Seller shall indemnify, defend and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not, in the case of the Trust, including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes, including franchise taxes measured by net income), arising out of the transactions contemplated by the Agreement, and costs and expenses in defending against the same.

     The Seller shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents or the Trust from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith, or negligence in the performance of its duties hereunder, or by reason of reckless disregard of the obligations and duties hereunder and (ii) the Seller's violation of federal or state securities laws in connection with the registration of the sale of the Certificates.

     Indemnification under this Section 17.2 shall survive the termination of this Agreement and the resignation or removal of the Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments to the Trust or the Trustee pursuant to this Section 17.2 and the Trust or the Trustee thereafter shall collect any of such amounts from others, the Trust shall repay such amounts to the Seller, without interest.

     Section 17.3 Merger or Consolidation of Seller. Any corporation or other entity (i) into which the Seller may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Seller shall be a party, or (iii) which may succeed to all or substantially all of the business of the Seller, which corporation or other entity executes an agreement of assumption to perform every obligation of the Seller under the Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to the Agreement. The Seller shall give prompt written notice of any merger or consolidation to the Trustee, the Servicer and the Rating Agencies.

     Section 17.4 Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation under this Agreement to appear in, prosecute, or defend any legal action that shall be unrelated to its obligations under the Agreement, and that in its opinion may involve it in any expense or liability.

     Section 17.5 Seller May Own Certificates. The Seller and any Person controlling, controlled by, or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an affiliate thereof, except as otherwise provided in the definition of "Certificateholder", "Class A Certificateholder" and "Class B Certificateholder" specified in Section
11.1. Certificates so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of the Agreement, without preference, priority, or distinction as among all of the Certificates.

                                  ARTICLE XVIII

                                  The Servicer

     Section 18.1 Representations of Servicer. The Servicer makes the following representations on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates. The representations shall speak as of the execution and delivery of the Agreement, and shall survive the sale of the Receivables to the Trustee.

          (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a federally chartered savings association or corporation and is in good standing under the laws of the United States of America or its state of incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

          (ii) Power and Authority. The Servicer has the power and author ity to execute and deliver the Agreement and to carry out its terms; and the execution, delivery, and performance of the Agreement has been duly authorized by the Servicer by all necessary corporate action.

          (iii) Binding Obligations. The Agreement constitutes a legal, valid, and binding obligation of the Servicer enforceable in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or law.

          (iv) No Violation. The consummation of the transactions contem plated by the Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (a) (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Servicer is a party or by which it shall be bound, (b) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument or (c) violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (v) No Proceedings. There are no proceedings or investigations pending, or to the best of the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties (a) asserting the invalidity of the Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Agreement or the Certificates, or (d) relating to the Servicer and which might adversely affect the federal income tax attributes of the Certificates.

          (vi) Fidelity Bond. The Servicer maintains a fidelity bond in such form and amount as is customary for banks acting as custodian of funds and documents in respect of retail automotive installment sales contracts.

     Section 18.2 Liability of Servicer; Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under the Agreement and shall have no other obligations or liabilities hereunder.

          (i) The Servicer shall defend, indemnify, and hold harmless the Trustee, its officers, directors, employees and agents, the Trust and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

          (ii) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to the transactions contemplated in the Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Class A Certificates and the Class B Certificates, or asserted with respect to ownership of the Receivables or federal or other income taxes, including franchise taxes measured by net income) arising out of distributions on the Certificates and costs and expenses in defending against the same.

          (iii) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents and the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee and the Trust or the Certificateholders through the willful misfeasance, negligence, or bad faith of the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.

          (iv) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents, from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such costs, expenses, losses, claims, damage or liabilities: (1) shall be due to the willful misfeasance, bad faith or negligence of the Trustee; (2) shall arise from the Trustee's breach of any of its representations or warranties set forth in Section 20.14; or (3) shall be one as to which the Seller is required to indemnify the Trustee.

     Indemnification under this Section 18.2 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 18.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. The indemnification obligations of the Servicer set forth in this Section 18.2 shall survive the termination of this Agreement, the termination of the Servicer with respect to any act or failure to act which occurs prior to such Servicer's termination and the resignation or removal of the Trustee.

     Section 18.3 Merger or Consolidation of Servicer. Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) which may succeed to all or substantially all of the business of the Servicer, which corporation or other entity executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under the Agreement without the execution or filing of any document or any further act on the part of any of the parties to the Agreement. The Servicer shall promptly inform the Trustee, the Seller and the Rating Agencies in writing of any such merger or consolidation.

     Section 18.4 Limitation on Liability of Servicer and Others.

     (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust, the Trustee, or the Certificateholders, except as provided under the Agreement, for any action taken or for refraining from the taking of any action pursuant to the Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, negligence, or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under the Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the Agreement.

     (b) The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability, or expense including reasonable attorneys' fees and expenses incurred in connection with any legal action relating to the performance of the Servicer's duties under the Agreement, other than (i) any loss or liability otherwise reimbursable pursuant to the Agreement; (ii) any loss, liability, or expense incurred solely by reason of the

Servicer's willful misfeasance, negligence, or bad faith in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties under the Agreement; (iii) any loss, liability, or expense for which the Trust is to be indemnified by the Servicer under the Agreement, and
(iv) any loss, liability, or expense incurred by the Person to be indemnified for which loss, liability, or expense, such Person shall be indemnified by the Trust. Any amounts due the Servicer pursuant to this subsection shall be payable on a Distribution Date from the Total Collections on deposit in the Certificate Account only after all payments required to be made on such date to the Certificateholders and the Servicer have been made, payments of amounts, if any, due the Trustee from the Trust pursuant to Section 20.8 have been made, and deposits of any amount required to be deposited into the Reserve Account pursuant to Section 14.5(b)(vi) to maintain the amount on deposit therein (exclusive of investment income and earnings on amounts on deposit therein) at the Specified Reserve Account Balance on such date have been made.

     (c) Except as provided in the Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under the Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties to the Agreement and the interests of the Certificateholders under the Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Trust, and the Servicer shall be entitled to be reimbursed therefor. Any amounts due the Servicer pursuant to this subsection shall be payable on a Distribution Date from the Total Collections on deposit in the Certificate Account only after all payments required to be made on such date to the Certificateholders and the Servicer have been made, payments of amounts, if any, due the Trustee from the Trust pursuant to Section 20.8 have been made and deposits of any amount required to be deposited into the Reserve Account pursuant to Section 14.5(b)(vi) to maintain the amount on deposit therein (exclusive of investment income and earnings on amounts on deposit therein) at the Specified Reserve Account Balance on such date have been made.

     The Person to be indemnified shall provide the Trustee with a certificate and accompanying Opinion of Counsel requesting indemnification and setting forth the basis for such request.

     Section 18.5 Servicer Not To Resign. The Servicer shall not resign from its obligations and duties under the Agreement except (i) upon determination that the performance of its duties shall no longer be permissible under applicable law or (ii) in the event of the appointment of a successor Servicer pursuant to
Section 19.2, upon satisfaction of the Rating Agency Condition. Notice of any such determination permitting the resignation of USAA Federal Savings Bank shall be communicated to the Trustee, and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with such notice. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 19.2.

     Section 18.6 Delegation of Duties. So long as USAA Federal Savings Bank or the Trustee acts as Servicer, the Servicer shall have the right, in the ordinary course of its business, to delegate any of its duties under this Agreement to any Person. Any compensation payable to such Person shall be paid by the Servicer from its own funds and none of the Trust, the Trustee or the Certificateholders shall have any liability to such Person with respect thereto. Notwithstanding any delegation of duties by the Servicer pursuant to this
Section 18.6, the Servicer shall not be relieved of its liability and responsibility with respect to such duties, and any such delegation shall not constitute a resignation within the meaning of Section 18.5 hereof. Any agreement that may be entered into by the Servicer and a Person that provides for any delegation of the Servicer's duties hereunder shall be deemed to be between the Servicer and such Person alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect thereto.

                                   ARTICLE XIX

                         Events of Servicing Termination

     Section 19.1 Events of Servicing Termination. If any one of the following events (an "Event of Servicing Termination") shall occur and be continuing:

          (i) Any failure by the Servicer to deliver to the Trustee the Servicer's Certificate for the related Collection Period, or any failure by the Servicer (or so long as the Seller is the Servicer, the Seller) to deliver to the Trustee, for distribution to Certificateholders, any proceeds or payment required to be so delivered under the terms of the Certificates and the Agreement (or, in the case of a payment or deposit to be made not later than any Deposit Date, the failure to make such payment or deposit on the related Distribution Date), in each case that continues unremedied for a period of five Business Days after (A) discovery by an officer of the Servicer (or so long as the Seller is the Servicer, the Seller) or (B) written notice (1) to the Servicer by the Trustee or (2) to the Trustee and the Servicer (or so long as the Seller is the Servicer, the Seller) by the Holders of Certificates evidencing not less than 25% of the Pool Balance; or

          (ii) Failure on the part of the Servicer (or so long as the Seller is the Servicer, the Seller) duly to observe or to perform in any material respect any other covenants or agreements of the Servicer (or so long as the Seller is the Servicer, the Seller) set forth in the Certificates or in the Agreement, which failure shall (a) materially and adversely affect the rights of the Trust or the Certificateholders (which determination shall be made without regard to whether funds on deposit in the Reserve Account are available to the Certificateholders) and (b) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer (or so long as the Seller is the Servicer, the Seller) by the Trustee or (2) to the Trustee and the Servicer (or so long as the Seller is the Servicer, the Seller) by the Holders of Certificates evidencing not less than 25% of the Pool Balance; provided, however, that a failure on the part of the Servicer, other than USAA Federal Savings Bank for so long as it is the Servicer, to observe and comply with the provisions of Section
     18.6 or to meet the eligibility criteria set forth in Section 19.2 shall constitute an Event of Servicing Termination without regard to (a) and (b) above; or

          (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or


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


          (iv) The consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of their property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every case and so long as an Event of Servicing Termination shall not have been remedied, either the Trustee, or the Holders of Certificates evidencing not less than 25% of the Pool Balance, by notice given in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under the Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall pass to and be vested in the Trustee pursuant to this Section 19.1; and, without limitation, the Trustee shall be hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under the Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, shall have been deposited by the Servicer in the Certificate Account, or shall thereafter be received with respect to a Receivable. All reasonable costs and expenses (including attorneys' fees and disbursements) incurred in connection with transferring the Receivable Files to the successor Servicer and amending the Agreement to reflect such succession as Servicer pursuant to this
Section 19.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. The Trustee shall give written notice of any termination of the Servicer to the Certificateholders and the Rating Agencies.

     Section 19.2 Trustee to Act; Appointment of Successor. Upon the Servicer's receipt of notice of termination pursuant to Section 19.1 the Trustee shall, and upon the Servicer's resignation pursuant to Section 18.5 the Trustee may, be the successor in all respects to the Servicer in its capacity as Servicer under the Agreement, and, in such case, shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the Servicer by the terms and provisions of the Agreement. As compensation therefor, the Trustee shall be entitled to such compensation (whether payable out of the Certificate Account or otherwise) as the Servicer would have been entitled to under the Agreement if no such notice of termination or resignation had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution, having a net worth of not less than $100,000,000 as of the last day of the most recent fiscal quarter for such institution and whose regular business shall include the servicing of automobile receivables, as successor Servicer under the Agreement; provided, that the appointment of any such successor Servicer will not result in the withdrawal or reduction of the outstanding ratings assigned to the Certificates by the Rating Agencies. In connection with such appointment, the Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under the

Agreement. The Trustee and such successor Servicer shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession. Unless the Trustee shall be prohibited by law from so acting, the Trustee shall not be relieved of its duties as successor Servicer under this
Section 19.2 until the newly appointed successor Servicer shall have assumed the responsibilities and obligations of the Servicer under the Agreement.

     Section 19.3 Notification to Certificateholders. Upon delivery of written notice by the Trustee to the Servicer or receipt by the Trustee of written notice from Holders of Certificates evidencing not less than 25% of the Pool Balance of an Event of Servicing Termination or upon any Servicer termination, or appointment of a successor Servicer pursuant to this Article XIX, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses of record, to the Seller and to the Rating Agencies.

     Section 19.4 Waiver of Past Defaults. The Holders of Certificates evidencing not less than 51% of the Pool Balance, may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits to or payments from the Certificate Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Servicer shall give prompt written notice of any waiver to the Rating Agencies.

                                   ARTICLE XX

                                   The Trustee

     Section 20.1 No Power to Engage in Business or to Vary Investments. Notwithstanding any provision or agreement to the contrary in this Agreement or in any other agreement, the Trustee, acting on behalf of the Trust (but not individually), shall not have any power to engage in any business, commercial or other activity for profit, and the Trustee and the Servicer shall not have any power to vary the Trust estate, whether consisting of a Receivable, a Permitted Investment or any other amount (other than cash payments received with respect to Receivables) in any account maintained for the benefit of the Trust or the Certificateholders or Certificate Owners, by disposition of said property, investment or amount and the reinvestment of the proceeds realized or by any other action calculated to take advantage of any variation or change in the market or in market conditions, for the purpose of improving the investment or return of the Certificateholders or Certificate Owners.

     Section 20.2 Duties of Trustee. The Trustee, both prior to and after the occurrence of an Event of Servicing Termination, shall undertake to perform such duties and only such duties as are specifically set forth in the Agreement. If an Event of Servicing Termination known to the Trustee shall have occurred and shall not have been cured, the Trustee shall exercise such of the rights and powers vested in it by the Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 19.2, the Trustee


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


in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile and light-duty truck receivables that it services for itself.

     The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of the Agreement, shall examine them to determine whether they conform to the requirements of the Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer to the Trustee pursuant to this Agreement.

     No provision of the Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misfeasance; provided, however, that:

          (i) Prior to the occurrence of an Event of Servicing Termination, and after the curing of all such Events of Servicing Termination that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of the Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in the Agreement, no implied covenants or obligations shall be read into the Agreement against the Trustee, the permissible right of the Trustee to do things enumerated in the Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee may conclusively rely upon any certificates or opinions furnished to the Trustee and conforming to the requirements of the Agreement as to the truth of the statements made and the correctness of the opinions expressed therein;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by an Authorized Officer of the Trustee, unless it shall be proved that the Trustee shall have been negligent in ascertaining the pertinent facts; and

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with the Agreement or at the direction of the Holders of Certificates evidencing not less than 25% of the Pool Balance relating to the time, method, and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Agreement.

     The Trustee shall not be required to expend, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in the Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer (including its obligations as custodian) under the Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Agreement.


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


     The Trustee shall not be charged with knowledge of an Event of Servicing Termination until such time as an Authorized Officer shall have actual knowledge or have received written notice thereof.

     Except for actions expressly authorized by the Agreement or, based upon an Opinion of Counsel, in the best interests of Certificateholders, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or to impair the value of any Receivable.

     All information obtained by the Trustee regarding the Obligors and the Receivables, whether upon the exercise of its rights under the Agreement or otherwise, shall be maintained by the Trustee in confidence and shall not be disclosed to any other Person, other than internal counsel, unless such disclosure is pursuant to the terms of the Agreement or required by any applicable law or regulation.

     In the event that the Paying Agent or the Transfer Agent and Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Certificate Registrar, as the case may be, under the Agreement, the Trustee shall be obligated promptly upon an Authorized Officer obtaining knowledge thereof to perform such obligation, duty or agreement in the manner so required to the extent the information necessary to such performance is reasonably available to the Trustee after the Trustee has made a reasonable effort to obtain such information. The Trustee shall not be liable for the acts or omissions of any Paying Agent, any Authenticating Agent or the Transfer Agent and Certificate Registrar appointed hereunder with due care by the Trustee hereunder.

     Section 20.3 Trustee's Assignment of Repurchased Receivables and Trustee's Certificate. With respect to any Receivable repurchased by the Seller pursuant to Section 12.2 or purchased by the Servicer pursuant to Section 13.7 or 21.2, the Trustee shall (i) assign, without recourse, representation, or warranty, to the Seller or the Servicer, as the case may be, all the Trust's right, title, and interest in and to such Receivable and the other property conveyed to the Trust pursuant to Section 2.1 with respect to such Receivable, and all security and documents relating thereto, such assignment being an assignment outright and not for security and (ii) as soon as practicable after a Receivable shall have been assigned to the Seller or the Servicer, as the case may be, execute a Trustee's Certificate, including the date of execution of such Trustee's Certificate and the date of the Agreement, and accompanied by a copy of the Servicer's Certificate specified for the related Collection Period. If, in any enforcement suit or legal proceeding, it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense, take such steps as the Trustee or the Servicer deems necessary to enforce the Receivable, including bringing suit in the Trustee's name or the names of the Trust or the Certificateholders; provided, that nothing in this Section 20.3 shall require the Trustee to qualify to do business in a state in which it is not so qualified on the date of this Agreement.

     Section 20.4 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 20.2:

          (i) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon, any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document (including the annual auditor's report and the


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


     letter of independent certified public accountants described in Section 13.11, the Servicer's Certificate described in Section 13.9, and the annual compliance statement described in Section 13.10) believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (ii) The Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Agreement in good faith and in accordance with such advice or Opinion of Counsel, which counsel has been selected by the Trustee with due care. A copy of any such Opinion of Counsel shall be provided to the Seller and the Servicer.

          (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Agreement, or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of the Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities that may be incurred therein or thereby; provided, however, that the Trustee shall have the right to decline to follow any such request, order or direction if the Trustee, in accordance with an Opinion of Counsel determines that the action or proceeding may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders; nothing contained in the Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination (that shall not have been cured), to exercise such of the rights and powers vested in it by the Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Agreement.

          (v) Prior to the occurrence of an Event of Servicing Termination and after the curing of all Events of Servicing Termination that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Pool Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability or payment of such expenses as a condition precedent to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors.


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


          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties under the Agreement either directly or by or through agents or attorneys or a custodian, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment.

          (viii) In the event that the Trustee is also acting as Paying Agent, Collateral Agent, Authenticating Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 20 shall also be afforded to each Paying Agent, Collateral Agent, Authenticating Agent or Transfer Agent and Registrar.

     Section 20.5 Trustee Not Liable for Certificates or Receivables. The recitals contained in the Agreement and in the Certificates shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of the Agreement or of the Certificates (other than execution by the Trustee on behalf of the Trust of, or the authentication on, the Certificates), or of any Receivable or related document. The Trustee shall have no obligation to perform any of the duties of the Seller or Servicer unless explicitly set forth in the Agreement. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority; the filing of any financing or continuation statement in any public office; the preparation or filing of any report or statement with the Securities and Exchange Commission; the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under the Agreement; the existence, condition, location, and ownership of any Financed Vehicle; the existence and enforceability of any comprehensive and collision insurance or credit life or credit disability insurance or Force Placed Insurance; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; any claim or default asserted against a Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under the Agreement or in any related document and the accuracy of any such warranty or representation (except after the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof or as otherwise provided herein); the satisfaction of any condition relating to the Receivables; any investment of funds by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Seller, Servicer (including in its capacity as custodian hereunder), or any Obligor; any action of the Servicer taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under the Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under the Agreement or based on the Trustee's willful misconduct, negligence, or bad faith, or based on the Trustee's breach of a representation and warranty specified in Section 20.14, no recourse shall be had for any claim or defense based on any provision of the Agreement, the Certificates, or any Receivable or assignment thereof against the Trustee in its individual capacity. The Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or any other Person with respect to any such claim or defense, and any such claim or defense shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in the Agreement. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables.


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


     Section 20.6 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

     Section 20.7 Trustee's Fees and Expenses. By execution and delivery of the Agreement, the Servicer shall covenant and agree to pay to the Trustee, and the Trustee shall be entitled to, an annual fee agreed upon in writing between the Servicer and the Trustee payable in advance on the Closing Date and on each one year anniversary thereof (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by the Agreement and in the exercise and performance of any of the powers and duties under the Agreement of the Trustee, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee under the Agreement (including expenses, disbursements, and advances incurred in defense of any action brought against it in connection with the Agreement) except any such expense, disbursement, or advance as may arise from its negligence, willful misfeasance, or bad faith or that is the responsibility of Certificateholders under the Agreement. To the extent that the Trustee has not been paid for any of the foregoing items by the Servicer, the Trustee shall be entitled to be paid such amounts from amounts which are payable to the Servicer pursuant to Section 14.5(b)(i) before payment to the Servicer of any portion thereof; provided, however, that in the event that the Servicer shall have elected to waive its rights to payment of the Servicing Fee or the Servicing Fee is deferred, the Trustee shall nonetheless be entitled to receive such amounts from payments which would ordinarily be applied to the payment of the Servicing Fee, in the same order of priority as though such Servicing Fee were payable. The Trustee shall be entitled to reimbursement by the Servicer for any out-of-pocket costs or expenses (including, without limitation reasonable fees and disbursements of one counsel to the Trustee) incurred in connection with the review, negotiation, preparation, execution and delivery of this Agreement or in connection with the issuance of any Certificate on the Closing Date. The Servicer's obligation to pay such compensation and expenses shall survive the termination of such Servicer to the extent that such obligation is a result of services rendered prior to such Servicer's termination. Additionally, the Servicer, pursuant to Section 20.8, shall indemnify the Trustee with respect to certain matters, and Certificateholders, pursuant to Section 22.3, shall upon the circumstances therein set forth, indemnify the Trustee under certain circumstances. The provisions of this Section 20.7 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

     To the extent that the Trustee has not been paid by the Servicer for any of the items described in the preceding paragraph for which the Servicer is obligated, the Trustee shall be entitled to be paid for such items from amounts which would otherwise be distributable to the Seller under Section 14.5 of this Agreement. The covenants and agreements contained in this Section 20.7 shall survive the termination of this Agreement and shall be binding, as applicable, on the Servicer, and any successor Servicer and the Seller.

     Section 20.8 Indemnity. The Trustee, the Agents and their officers, directors, agents and employees (each of the foregoing, an "Indemnified Person") shall be indemnified by the Servicer and the Seller and held harmless against any loss, liability, or expense (including reasonable attorneys' fees and expenses and expenses of litigation) arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Agreement to the extent that (i) such loss, liability, or expense shall not have been incurred by reason of the Indemnified Person's willful misfeasance, bad


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


faith, or negligence, and (ii) such loss, liability, or expense shall not have been incurred by reason of the Trustee's breach of its representations and warranties pursuant to Section 20.14; provided, however, that the obligations of the Servicer in this Section 20.8 shall survive such Servicer's termination with respect to the performance of such Servicer prior to such Servicer's termination and provided, further, that if the Servicer fails to indemnify the Indemnified Person and their officers, directors, agents and employees pursuant to this
Section 20.8, then such indemnity shall be provided by the Trust, but any amounts so payable to the Indemnified Person by the Trust pursuant to this
Section 20.8 shall be payable on a Distribution Date only after all payments required to be made on such date to the Certificateholders have been made, and, with respect to a successor Servicer, if any, the Servicing Fee has been paid. The provisions of this Section 20.8 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

     Section 20.9 Eligibility Requirements for Trustee. The Trustee under the Agreement shall at all times be a state banking corporation or national banking association organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; and having a combined capital and surplus of at least $100,000,000 as of the last day of the most recent fiscal quarter for such institution and subject to supervision or examination by federal or state authorities. If such state banking corporation or national banking association shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 20.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times be rated not lower than BBB- and Baa3 by Moody's or such other ratings as are acceptable to the Rating Agencies. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 20.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 20.10.

     Section 20.10 Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer. Upon giving such notice of resignation, the Trustee shall promptly appoint a successor Trustee by written instrument which instrument shall be delivered to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Servicer shall provide notice to the Rating Agencies of any resignation of the Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 20.9 or shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Trustee shall promptly resign. The Trustee shall promptly appoint a successor Trustee by written instrument which instrument shall be delivered to the successor Trustee. If the Trustee fails to resign, the Certificateholders shall remove the Trustee and appoint a successor Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 20.10 shall not become effective until acceptance of appointment by the successor Trustee pursuant to
Section 20.11.


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


     Section 20.11 Successor Trustee. Any successor Trustee appointed pursuant to Section 20.10 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under the Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under the Agreement with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under the Agreement, and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

     No successor Trustee shall accept appointment as provided in this Section
20.11 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 20.9.

     Upon acceptance of appointment by a successor Trustee pursuant to this
Section 20.11, the Servicer shall mail notice of the successor of such Trustee under the Agreement to all Certificateholders at their respective addresses of record, and to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 20.12 Merger or Consolidation of Trustee. Any corporation or other entity (i) into which the Trustee may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Trustee shall be a party, or (iii) which may succeed to all or substantially all of the corporate trust business of the Trustee, which corporation or other entity executes an agreement of assumption to perform every obligation of the Trustee under the Agreement, shall be the successor of the Trustee hereunder, provided such corporation or other entity shall be eligible pursuant to Section 20.9, without the execution or filing of any instrument or any further act on the part of any of the parties hereto. The Trustee shall provide prompt written notice of any merger or consolidation to the Seller, the Servicer and the Rating Agencies.

     Section 20.13 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of the Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 20.13, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. The Servicer will pay all reasonable fees and expenses of any co-trustee or separate trustee or separate trustees. The appointment of any separate trustee or co-trustee shall not absolve the Trustee of its obligations under this Agreement. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee or separate trustees under the Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 20.9 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee or separate trustees shall be required pursuant to Section 20.11.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under the Agreement or as successor to the Servicer under the Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee.

          (ii) No trustee under the Agreement shall be personally liable by reason of any act or omission of any other trustee under the Agreement.

          (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Agreement and the conditions of this Article XX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or properties specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Agreement, specifically including every provision of the Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     Section 20.14 Representations and Warranties of Trustee. The Trustee makes the following representations and warranties on which the Seller, the Servicer, and the Certificateholders may rely:

          (i) Organization and Good Standing. The Trustee is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of New York.

          (ii) Power and Authority. The Trustee has full power, authority and legal right to execute, deliver, and perform the Agreement, and has taken all necessary action to authorize the execution, delivery, and performance by it of the Agreement.

          (iii) No Violation. The execution and delivery of the Agreement and the performance by the Trustee of its obligations under the Agreement do not (a) violate any provision of any law governing the trust powers of the Trustee or, to the best of the Trustee's knowledge, any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Trustee or any of its assets, (b) violate any provision of the articles of association or by laws of the Trustee or (c) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Trustee is a party or by which it is bound to the extent such conflict, breach or default would impair the Trustee's obligation or ability to perform under this Agreement.

          (iv) No Governmental Authorization Required. The execution, delivery and performance by the Trustee of the Agreement do not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the corporate trust activities of the Trustee.

          (v) Due Authorization, Execution and Delivery. The Agreement has been duly authorized, executed and delivered by the Trustee and shall constitute the legal, valid, and binding agreement of the Trustee, enforceable in accordance with its terms except that (1) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, and (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding thereof may be brought.

     Section 20.15 Tax Returns. The Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and furnish to Certificateholders any information required by the Code or the regulations thereunder and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns.

     Section 20.16 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under the Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

     Section 20.17 Suits for Enforcement. In case an Event of Servicing Termination or other default by the Servicer or the Seller hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Certificateholders under the

Agreement by a suit, action or proceeding in equity or at law or otherwise whether for the specific performance of any covenant or agreement contained in the Agreement or in aid of the execution of any power granted in the Agreement or the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

     Section 20.18 Maintenance of Office or Agency. The Trustee shall maintain at its expense in New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Servicer, the Paying Agent, the Transfer Agent and Certificate Registrar, and to Certificateholders of any change in the location of such office or agency.

                                   ARTICLE XXI

                                   Termination

     Section 21.1 Termination of the Trust. The Trust, and the respective obligations and responsibilities of the Seller, the Servicer and the Trustee shall terminate with respect to the Certificateholders upon the first to occur of (i) the Distribution Date next succeeding the month which is six months after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust and
(ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement; provided, however, that in no event shall the Trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, the former President of the United States, living on the date of the Agreement. The Servicer shall promptly (but in any event not later than the first day of the month of the specified Distribution Date) notify the Trustee, the Paying Agent, the Transfer Agent and Certificate Registrar, and the Rating Agencies in writing of any prospective termination pursuant to this Section 21.1.

     Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Transfer Agent and Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating the amount of any such final payment, and that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Transfer Agent and Certificate Registrar therein specified. The Trustee shall give such notice to the Transfer Agent and Certificate Registrar, the Paying Agent and the Rating Agencies at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 14.5.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders upon receipt of the appropriate records from the Transfer Agent and Certificate Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the

Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to the Agreement.

     All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be cancelled by the Transfer Agent and Certificate Registrar and shall be disposed of in a manner satisfactory to the Trustee and the Seller.

     Section 21.2 Optional Purchase of All Receivables . As of the last Business Day in any Collection Period as of which the Pool Balance (expressed as a percentage) of initial Pool Balance shall be equal to or less than the Optional Purchase Percentage, the Servicer shall have the option to purchase the corpus of the Trust. To exercise such option, the Servicer shall notify the Trustee, the Paying Agent, and the Transfer Agent and Certificate Registrar and in writing, no later than the fifth calendar day of the month in which such purchase is to be effected of its intention to effect such purchase. On the Deposit Date in such month, the Servicer shall pay the aggregate Repurchase Amount for the Receivables (including Defaulted Receivables) and shall succeed to all interests in and to the Trust property. The payment shall be made in the manner specified in Section 14.4, and shall be distributed pursuant to Section
14.5. The Trustee shall not permit the purchase of the corpus of the Trust pursuant to this Section unless either (i) the Servicer's long term unsecured debt is rated at the time of such purchase at least BBB and Baa3 by the Rating Agencies or (ii) the Servicer provides to the Trustee an Opinion of Counsel in form reasonably satisfactory to the Trustee and in form and substance satisfactory to the Rating Agencies to the effect that such purchase will not constitute a fraudulent transfer of assets of the Servicer under applicable state and federal law.

                                  ARTICLE XXII

                            Miscellaneous Provisions

     Section 22.1 Amendment. The Agreement may be amended by the Seller, the Servicer and the Trustee, without prior notice to or the consent of any of the Certificateholders, (i) to cure any ambiguity, to correct or supplement any provision in the Agreement which may be inconsistent with any other provision herein or therein, to evidence a succession to the Servicer or the Seller pursuant to the Agreement or to add any other provisions with respect to matters or questions arising under the Agreement that shall not be inconsistent with the provisions of the Agreement; provided, however, that such action shall not, as evidenced by an Officer's Certificate and/or an Opinion of Counsel delivered to the Trustee, adversely and materially affect the interests of the Trust or any of the Certificateholders and provided, further, that the Servicer shall deliver written notice of such changes to each Rating Agency prior to the execution of any such amendment and the Rating Agency Condition shall be satisfied, or (ii) to effect a transfer or assignment in compliance with Section 22.7(i) of the Agreement.

     The Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee, with the consent of the Holders of Certificates evidencing not less than 51% of the Pool Balance, for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of the Certificateholders (including effecting a transfer or assignment in compliance with Section 22.7(ii) of the Agreement); provided, however, that no such amendment, except with the consent of the Holders of all Certificates then outstanding, shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments of Receivables, or distributions that shall be required to be made on any Certificate, (b) reduce the aforesaid percentage of the Pool Balance required to consent to any such amendment or (c) reduce in any way the shortfalls for which the Trustee may draw under the Reserve Account pursuant to Article XIV hereof or change the formula for determining the Specified Reserve Account Balance.

     Promptly after the execution of any amendment or consent referred to in this Section 22.1, the Trustee shall furnish a copy of such amendment or consent to each Certificateholder and to the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders pursuant to this Section 22.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Prior to the execution of any amendment to the Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Agreement. The Trustee shall not be obligated to enter into any such amendment which affects the Trustee's own rights, duties or immunities under the Agreement.

     Prior to the execution of any amendment to this Agreement, other than an amendment permitted pursuant to clause (i) of the first paragraph of this
Section 22.1, the Servicer shall have received written notice from each of the Rating Agencies that the rating of the Certificates will not be reduced or withdrawn as a result of such amendment.

     Section 22.2 Protection of Title to Trust.

     (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Trustee under the Agreement in the Receivables and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Servicer in accordance with paragraph (a) above seriously misleading within the meaning of 'SS' 9-402(7) of the UCC, unless it shall have given the Trustee at least 30 days prior written notice thereof.

     (c) The Seller and the Servicer shall give the Trustee at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Certificate Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under the Agreement of the Receivables to the Trustee, the Servicer's master computer records (including archives) that shall refer to a Receivable indicate clearly, by numerical code or otherwise, that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full, repurchased, purchased or assigned pursuant hereto.

     (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in a new or used automobile or light-duty truck to any prospective purchaser, creditor, or other transferee, the Seller or the Servicer, as the case may be, shall give to such prospective purchaser, creditor, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

     (g) The Servicer shall permit the Trustee and its agents upon reasonable notice at any time during normal business hours which does not unreasonably interfere with the Servicer's normal operations to inspect, audit, and make copies of and abstracts from the Servicer's records regarding the Receivables.

     (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days of any request therefor, a list of all Receivables by contract number and name of Obligor then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables attached as Schedule A to the Agreement and to each of the Servicer Certificates indicating removal of Receivables from the Trust.

          (i) The Servicer shall deliver to the Trustee:

     (1) upon the execution and delivery of the Agreement, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

     (2) on March 31 of each year, commencing with March 31, 2000, an Opinion of Counsel, dated as of such date, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

     (j) The Servicer shall, to the extent required by applicable law, cause the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

     (k) For the purpose of facilitating the execution of the Agreement and for other purposes, the Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     Section 22.3 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate the Agreement or the Trust, nor entitle the Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to the Agreement or any of them.

     No Certificateholder shall have any right to vote (except as provided in Section 19.1, Section 19.4, Section 22.1 and this Section 22.3) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to the Agreement, nor shall anything set forth in the Agreement or contained in the terms of the Certificates, be construed so as to constitute the Holders as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of the Agreement.

     No Certificateholder shall have any right by virtue or by availing itself of any provision of the Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to the Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Pool Balance shall have made written request upon the Trustee to institute such action, suit, or proceeding in its own name as Trustee under the Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have either neglected or refused to institute any such action, suit or proceeding; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of the Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under the Agreement, except in the manner provided in the Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 22.3, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 22.4 Governing Law. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Section 22.5 Notices. All demands, notices, and communications under the Agree ment shall be in writing, personally delivered or mailed by certified mail, return receipt requested, or sent by telecopy or other similar form of rapid transmission and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, at USAA Federal Savings Bank, McDermott Freeway, San Antonio, Texas 78288 Attention: Vice President and Banking Counsel, Telecopy Number: (210) 498-7210, or at such other address as shall be designated by the Seller in a written notice to the Trustee, (b) in the case of the Servicer, at USAA Federal Savings Bank, McDermott Freeway, San Antonio, Texas 78288, Attention: Vice President and Banking Counsel, Telecopy Number: (210) 498-7210, or at such other address as shall be designated by the Servicer in a written notice to the Trustee, and (c) in the case of the Trustee and the Collateral Agent, at 450 West 33rd Street, 15th Floor, New York, New York 10001,
Attention: Structured Finance Services, Telecopy Number: (212) 946-3240 or at such other address as shall be designated in a written notice to the Trustee. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of record of such Holder. Any notice to a Certificateholder so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

     Section 22.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of the Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of the Agreement and shall in no way affect the validity or enforceability of the other provisions of the Agreement or of the Certificates or the rights of the Holders thereof.

     Section 22.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 17.3 and 18.3, neither the Seller nor the Servicer may transfer or assign all, or a portion of, its rights, obligations and duties under the Agreement unless such transfer or assignment (i) (A) will not result in a reduction or withdrawal by Standard & Poor's or Moody's of the rating then assigned to the Certificates and (B) the Trustee has consented to such transfer or assign ment, which consent shall not be unreasonably withheld or (ii) the Trustee and Holders of Certificates evidencing not less than 51% of the Pool Balance consent thereto. Any transfer or assignment with respect to the Servicer of all of its rights, obligations and duties will not become effective until a successor Service has assumed the Servicer's rights, duties and obligations under the Agreement. In the event of a transfer or assignment pursuant to clause (ii) above, the Rating Agencies shall be provided with notice of such transfer or assignment.

     Section 22.8 Certificates Nonassessable and Fully Paid. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 16.2, each Certificate shall be deemed fully paid.

     Section 22.9 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and the Certificate Owners and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

     IN WITNESS WHEREOF, the parties have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                  USAA FEDERAL SAVINGS BANK,
                                  as Seller and Servicer

                                  By:__________________________
                                     Name: Edwin T. McQuiston
                                     Title: Vice President



                                  The Bank of New York,
                                  as Trustee


                                  By:___________________________
                                     Name:
                                     Title:

                                                                      SCHEDULE A


 SCHEDULE A shall be deemed to be the computer data disk or printout relating to the Receivables delivered by the Seller to the Trustee on the Closing Date.

                                                                      SCHEDULE B


                          Location of Receivable Files
                          ----------------------------



USAA Federal Savings Bank
10750 McDermott Freeway
San Antonio, TX  78288

                                                                       EXHIBIT A

                           FORM OF CLASS A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       USAA AUTO LOAN GRANTOR TRUST 1999-1

             ___% AUTOMOBILE LOAN PASS-THROUGH CERTIFICATE, CLASS A

     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple interest motor vehicle installment loans, secured by new and used automobiles and light-duty trucks financed thereby and sold to the Trustee, as defined below, on behalf of the Trust by USAA Federal Savings Bank.

     (This Certificate does not represent an interest in or obligation of USAA Federal Savings Bank or United Services Automobile Association or any of their respective affiliates.)

NUMBER                                                              CUSIP ______
R-[ ]

                                                                  $[           ]

Final Distribution Date:
____, ____, 20-


     THIS CERTIFIES THAT CEDE & CO. is the registered owner of a nonassessable, fully paid, fractional undivided interest, in the amount set forth above, in the USAA Auto Loan Grantor Trust 1999-1 (the "Trust") formed by USAA Federal Savings Bank, a federally chartered savings association (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of __ __, 1999 (the "Agreement") between the Seller, acting as Seller and Servicer, and The Bank of New York, National Association, as trustee (the trustee and any successor in interest under the Agreement, the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. This Class A Certificate is one of the duly authorized Certificates designated as "____% Automobile Loan Pass-Through Certificates, Class A" (herein called the "Class A Certificates" or the "Certificates"). This Class A Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Class A Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust includes a pool of simple interest motor vehicle installment loans (the "Receivables") for the purchase of new and used automobiles and light-duty trucks financed thereby, all monies due thereunder on or after the Cutoff Date, security interests in the vehicles securing the Receivables (the "Financed Vehicles"); such amounts as from time to time may be held in the Certificate Account established and maintained by the Servicer in the name of the Trustee; benefits under the Reserve Account (described below); an assignment of the rights of the Seller to receive proceeds from any claims on comprehensive and collision, credit life and credit disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables; and the rights with respect to any Financed Vehicle that has been repossessed by the Servicer, on behalf of the Trustee.

     Under the Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date"), commencing on __ __, 1999 , to the Person in whose name this Class A Certificate is registered at the close of business on the Record Date, such Certificateholder's fractional undivided interest in all amounts allocable to interest from any source with respect to each Receivable in an amount equal to the Pass-Through Rate of ___% per annum on the Class A Certificate Balance as of the preceding Distribution Date after giving effect to any amounts distributed with respect to principal on such preceding Distribution Date (calculated on the basis of a 360-day year comprised of twelve 30-day months), and the aggregate amount allocable to principal from any source, all as more fully described in the Agreement.

     Distributions on this Class A Certificate will be made by the Paying Agent by check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that if directed by the Seller in the case of Certificates registered in the name of a Clearing Agency, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Transfer Agent and Certificate Registrar in New York, New York.

     Reference is hereby made to the further provisions of this Class A Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     All capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in the Agreement.

     Unless the authentication hereon shall have been executed by an authorized officer of the Trustee or an authenticating agent acting on behalf of the Trustee, by manual signature, this Class A Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Class A Certificate to be duly executed.



                                  USAA AUTO LOAN GRANTOR
                                   TRUST 1999-1

                                  The Bank of New York, National Association,
                                   as Trustee


                                  By:____________________________

                                     Authorized Signatory

Dated:  __ __, 1999

     This is one of the Class A Certificates referred to in the within-mentioned Agreement.

                                  The Bank of New York, National Association,
                                   as Trustee


                                  By: _____________________
                                      Authorized Signatory

                       USAA AUTO LOAN GRANTOR TRUST 1999-1

                 ____% AUTOMOBILE LOAN PASS-THROUGH CERTIFICATES

     The Class A Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries in respect of the Receivables, all as more specifically set forth in the Agreement. The Trust will have the benefit of a Reserve Account. On the Business Day preceding each Distribution Date (the "Deposit Date"), the Trustee, or the Servicer on behalf of the Trustee, shall make a withdrawal from the Reserve Account in the amount required by the Agreement, but in no event in an amount greater than the Available Reserve Amount with respect to such Distribution Date.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Pool Balance. Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class A Certificate and of any Certificate issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances and with certain exceptions provided therein, without prior notice to or the consent of the Holders of any of the Class A Certificates. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A Certificate is registrable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the office or agency maintained by the Transfer Agent and Certificate Registrar, in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Transfer Agent and Certificate Registrar duly executed by the Holder hereof, which signature to such assignment has been guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

     The Class A Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Transfer Agent and Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     In the event that the Holder of this Class A Certificate does not surrender this Class A Certificate for cancellation within six months after the date specified in the notice regarding the pendency of the final distribution described herein, the Trustee shall give a second notice with respect thereto. If within one year after such second notice this Class A Certificate shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the Holder hereof. As provided in the Agreement, any funds remaining in the Trust after exhaustion of such steps shall be distributed to the Seller, such distribution to occur not later than three years from the date of the final Distribution Date.

     The Trustee, the Paying Agent and the Transfer Agent and Certificate Registrar may treat the Person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Paying Agent or the Transfer Agent and Certificate Registrar shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby with respect to the Certificateholders shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement on the Distribution Date next succeeding the month which is six months after the maturity or liquidation of the last Receivable and the disposition of all property held as part of the Trust. The Servicer may, at its option, purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Class A Certificates; provided, however, that such right of purchase is exercisable only as of the last day of a month immediately preceding any Distribution Date as of which the Pool Balance is equal to or less than 5% of the Original Pool Balance.

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

----------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)

----------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________ Attorney
to transfer said Certificate on the books of the Transfer Agent and Certificate Registrar, with full power of substitution in the premises.


Dated:

                                                                   ____________*
                                                       Signature Guaranteed:

                                        _________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B

                           FORM OF CLASS B CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       USAA AUTO LOAN GRANTOR TRUST 1999-1

             ___% AUTOMOBILE LOAN PASS-THROUGH CERTIFICATE, CLASS B

     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple interest motor vehicle installment loans, secured by new and used automobiles and light-duty trucks financed thereby and sold to the Trustee, as defined below, on behalf of the Trust by USAA Federal Savings Bank.

     (This Certificate does not represent an interest in or obligation of USAA Federal Savings Bank or United Services Automobile Association or any of their respective affiliates.)

NUMBER                                                                CUSIP ____
R-[ ]

                                                                    $[         ]
Final Distribution Date:
__ __, 20__


     THIS CERTIFIES THAT CEDE & CO. is the registered owner of a nonassessable, fully paid, fractional undivided interest, in the amount set forth above, in the USAA Auto Loan Grantor Trust 1999-1 (the "Trust") formed by USAA Federal Savings Bank, a federally chartered savings association (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of __ __, 1999 (the "Agreement") between the Seller, acting as Seller and Servicer, and The Bank of New York, National Association, as trustee (the trustee and any successor in interest under the Agreement, the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. This Class B Certificate is one of the duly authorized Certificates designated as "___% Automobile Loan Pass-Through Certificates, Class B" (herein called the "Class B Certificates" or the "Certificates"). This Class B Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Class B Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust includes a pool of simple interest motor vehicle installment loans (the "Receivables") for the purchase of new and used automobiles and light-duty trucks financed thereby, all monies due thereunder on or after the Cutoff Date, security interests in the vehicles securing the Receivables (the "Financed Vehicles"); such amounts as from time to time may be held in the Certificate Account established and maintained by the Servicer in the name of the Trustee; benefits under the Reserve Account (described below); an assignment of the rights of the Seller to receive proceeds from any claims on comprehensive and collision, credit life and credit disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables; and the rights with respect to any Financed Vehicle that has been repossessed by the Servicer, on behalf of the Trustee.

     Under the Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on __ __, 1999, to the Person in whose name this Class B Certificate is registered at the close of business on the Record Date, such Certificateholder's fractional undivided interest in all amounts allocable to interest from any source with respect to each Receivable in an amount equal to the Pass-Through Rate of ___% per annum on the Class B Certificate Balance as of the preceding Distribution Date after giving effect to any amounts distributed with respect to principal on such preceding Distribution Date (calculated on the basis of a 360-day year comprised of twelve 30-day months), and the aggregate amount allocable to principal from any source, all as more fully described in the Agreement.

     Distributions on this Class B Certificate will be made by the Paying Agent by check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon, except that if directed by the Seller in the case of Certificates registered in the name of a Clearing Agency, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Transfer Agent and Certificate Registrar in New York, New York.

     Reference is hereby made to the further provisions of this Class B Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     All capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in the Agreement.

     Unless the authentication hereon shall have been executed by an authorized officer of the Trustee or an authenticating agent acting on behalf of the Trustee, by manual signature, this Class B Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Class B Certificate to be duly executed.



                                  USAA AUTO LOAN GRANTOR
                                   TRUST 1999-1

                                  The Bank of New York, National Association,
                                   as Trustee


                                  By:____________________________


Dated:  __ __, 1999

     This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                  The Bank of New York, National Association,
                                   as Trustee


                                  By: _____________________
                                      Authorized Signatory

                       USAA AUTO LOAN GRANTOR TRUST 1999-1

                 ___% AUTOMOBILE LOAN PASS-THROUGH CERTIFICATES

     The Class B Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries in respect of the Receivables, all as more specifically set forth in the Agreement. The Trust will have the benefit of a Reserve Account. On the Business Day preceding each Distribution Date (the "Deposit Date"), the Trustee, or the Servicer on behalf of the Trustee, shall make a withdrawal from the Reserve Account in the amount required by the Agreement, but in no event in an amount greater than the Available Reserve Amount with respect to such Distribution Date.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Pool Balance. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class B Certificate and of any Certificate issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Class B Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances and with certain exceptions provided therein, without prior notice to or the consent of the Holders of any of the Class B Certificates. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class B Certificate is registrable in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at the office or agency maintained by the Transfer Agent and Certificate Registrar, in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Transfer Agent and Certificate Registrar duly executed by the Holder hereof, which signature to such assignment has been guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company, and thereupon one or more new Class B Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

     The Class B Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof (except for a single Certificate in a smaller minimum denomination representing any residual portion of the Pool Balance on the Cutoff Date). As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Transfer Agent and Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     In the event that the Holder of this Class B Certificate does not surrender this Class B Certificate for cancellation within six months after the date specified in the notice regarding the pendency of the final distribution described herein, the Trustee shall give a second notice with respect thereto. If within one year after such second notice this Class B Certificate shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the Holder hereof. As provided in the Agreement, any funds remaining in the Trust after exhaustion of such steps shall be distributed to the Seller, such distribution to occur not later than three years from the date of the final Distribution Date.

     The Trustee, the Paying Agent and the Transfer Agent and Certificate Registrar may treat the Person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and none of the

Trustee, the Paying Agent or the Transfer Agent and Certificate Registrar shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby with respect to the Certificateholders shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement on the Distribution Date next succeeding the month which is six months after the maturity or liquidation of the last Receivable and the disposition of all property held as part of the Trust. The Servicer may, at its option, purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Class B Certificates; provided, however, that such right of purchase is exercisable only as of the last day of a month immediately preceding any Distribution Date as of which the Pool Balance is equal to or less than 5% of the Original Pool Balance.

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

__________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)

__________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

____________________________Attorney
to transfer said Certificate on the books of the Transfer Agent and Certificate Registrar, with full power of substitution in the premises.


Dated:

                                             ________________*
                                                     Signature Guaranteed:

                                                     ____________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                                                                     EXHIBIT C-1

                              Trustee's Certificate
                            pursuant to Section 20.3
                          of the Pooling and Servicing
                                    Agreement

     _____________________________________________(the "Trustee") of the USAA
Auto Loan Grantor Trust 1999-1 created pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of __ __, 1999, between USAA Federal Savings Bank, as Seller (the "Seller") and Servicer, and the Trustee, does hereby sell, transfer, assign, and otherwise convey to the Seller, without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Repurchased Receivables," which are to be repurchased by the Seller pursuant to Section 12.2 of the Pooling and Servicing Agreement and all security and documents relating thereto.

     IN WITNESS WHEREOF I have hereunto set my hand this ___ day of ____, 19__.




                                                --------------------







                                      C-1-1

                                                                     EXHIBIT C-2


                              Trustee's Certificate
                            pursuant to Section 20.3
                          of the Pooling and Servicing
                                    Agreement


     _____________________________________ (the "Trustee") of the USAA Federal
Savings Grantor Trust 1999-1 created pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of __ __, 1999 between USAA Federal Savings Bank, as Seller and Servicer (the "Servicer"), and the Trustee, does hereby sell, transfer, assign, and otherwise convey to the Servicer, without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Repurchased Receivables," which are to be purchased by the Servicer pursuant to Section 13.7 or 21.2 of the Pooling and Servicing Agreement, and all security and documents relating thereto.

     IN WITNESS WHEREOF I have hereunto set my hand this day ___ of ____, 19__.



                                                             -------------------






                                      C-2-1

                                                                       EXHIBIT D


                       USAA Auto Loan Grantor Trust 1999-1
             ___% Automobile Loan Pass-Through Certificates, Class A
            ____% Automobile Loan Pass-Through Certificates, Class B


                                SERVICER'S REPORT

                                                                       Exhibit E

                        FORM OF CERTIFICATEHOLDER REPORT

                       USAA Auto Loan Grantor Trust 1999-1
             ___% Automobile Loan Pass-Through Certificates, Class A
             ___% Automobile Loan Pass-Through Certificates, Class B

On ________, 19__, interest earned and principal paid on the underlying assets for the month of ____________, 19__ were paid to you in connection with the above referenced issue. The following information is being provided pursuant to
Section 14.7 of the Pooling and Servicing Agreement, dated as of __ __, 1999. This payment per $1000 of original issuance of your holdings is allocated as follows:

1)       Principal      ________

2)       Interest       ________
               Total per each individual certificate                            _______

3)       Fees and Compensation paid to Servicer                                 _______
               (a) Total                                                        _______
               (b) Per individual certificate                                   _______

4)       The amount deposited into the Cash
                Collateral Account                                              _______

5)       Aggregate Unreimbursed Advances
                Previous Month                                                  _______
                Change From Previous Month                                      _______
                This Month                                                      _______

6)       (a) Pool Balance before this payment                                   _______
                (b) Pool Factor before this payment                             _______

7)       (a)  Available Cash Collateral Amount                                  _______
                (b)  % of Pool Balance                                          _______

8)       Required Cash Collateral Amount                                        _______

                                                                       EXHIBIT F


                       FORM OF YIELD SUPPLEMENT AGREEMENT


USAA Auto Loan Grantor Trust 1999-1
c/o The Bank of New York, National Association, as Trustee and as Collateral Agent

------------

                                                                   July __, 1999

Ladies and Gentlemen:

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we (the "Seller") hereby confirm arrangements made as of the date hereof with you (the "Trust") to be effective upon receipt by the Seller of the enclosed copy of this letter agreement (as amended, supplemented or otherwise modified and in effect from time to time, the "Yield Supplement Agreement").

     1. On or prior to the Determination Date preceding each Distribution Date, the Servicer shall notify the Trust and the Seller of the Yield Supplement Amount for such Distribution Date.

     2. The Seller agrees to establish a Yield Supplement Account pursuant to
Article XV of the Pooling and Servicing Agreement, dated as of July __, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Pooling and Servicing Agreement") by and among the Seller, in its individual capacity and as a Servicer thereunder (the "Servicer") and The Bank of New York, National Association, as trustee thereunder (the "Trustee"), and the Seller hereby agrees, to make a payment of the Yield Supplement Amount to the Trustee on behalf of the Trust, or to any assignee of the Trustee on behalf of the Trust referred to in Section 15.1 hereof, prior to 11:00 A.M. on each Distribution Date. If and to the extent that such amounts shall not have been paid by the Seller in full at or prior to 11:00 A.M. (New York time), then, in such event, pursuant to Sections 15.2(d) and (f) of the Pooling and Servicing Agreement, the Trustee shall instruct the Collateral Agent to withdraw the amount of any such insufficiency from the Yield Supplement Account and deposit such funds to the Certificate Account.

     3. All payments pursuant hereto shall be made by federal wire transfer (same day) funds or in immediately available funds, to such account as the Trustee on behalf of the Trust, may designate in writing to the Seller prior to the relevant Distribution Date.

     4. Our agreements set forth in this Yield Supplement Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense (other than full and strict compliance by us with our obligations hereunder) and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.

     5. This Yield Supplement Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     6. Except as otherwise provided herein, all demands, notices and communications under this Yield Supplement Agreement shall be in writing, personally delivered, sent by telecopier, sent by courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt by the Purchaser or the Seller. All notices shall be directed as set forth below, or to such other address or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.

         The Trust:

         USAA Auto Loan Grantor Trust 1999-1
         c/o The Bank of New York, National Association, as Trustee

         -------------
         -----------
         Attention:  Corporate Trust Department
         Telecopy:   ()

         The Seller:

         USAA Federal Savings Bank
         10750 McDermott Freeway__________________
         San Antonio, TX 78288__________________
         Attention:
         Telecopy:   ()

         7. This Yield Supplement Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.

         8. Capitalized terms used herein but not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement.


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                                       F-4

         If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.

                             Very truly yours,

                                             USAA FEDERAL SAVINGS BANK

                                             By: _______________________

                                             Name:
                                               Title:

Agreed and accepted as of
the date first above written:

USAA AUTO LOAN GRANTOR TRUST 1999-1

By: The Bank of New York, National Association,
  as Trustee and as Collateral Agent

------------------------
  Authorized Signatory

                                                                         ANNEX I






                            USAA FEDERAL SAVINGS BANK



                               Seller and Servicer






                   Standard Terms and Conditions of Agreement
                              Effective __ __, 1999

                                TABLE OF CONTENTS

         Section                                                                  Page
                                    ARTICLE I

         Section 1.1 Creation of Trust............................................  1

                                   ARTICLE II

         Section 2.1 Conveyance of Receivables....................................  2

                                   ARTICLE III

                             [Reserved] . . . . . . . . . . .  3

                                   ARTICLE IV

         Section 4.1 Acceptance by Trustee........................................  3

                                    ARTICLE V

         Section 5.1 Incorporation of Standard Terms and Conditions of Agreement..  4

                                   ARTICLE VI

         Section 6.1 Special Definitions and Terms................................  4

                                   ARTICLE VII

         Section 7.1 Additional Representations and Warranties of Seller..........  5

                                 ARTICLES VIII-X

                     [Reserved]...................................................  7

                        ARTICLE XI (Attached as ANNEX I)

                                   Definitions

         Section 11.1   Definitions................................................ I-1
         Section 11.2   Usage of Terms.  ......................................... I-11
         Section 11.3   Simple Interest Method; Allocations....................... I-11
         Section 11.4   References................................................ I-11
         Section 11.5   Section References........................................ I-12
         Section 11.6   Separate Agreements....................................... I-12

                                   ARTICLE XII

                                 The Receivables

 Section 12.1   Representations and Warranties of  Seller; Conditions Relating to Receivables.. 31
 Section 12.2   Repurchase Upon Breach or Failure of a Condition............................... 35
 Section 12.3   Custody of Receivable Files.................................................... 36
 Section 12.4   Duties of Servicer as Custodian................................................ 37
 Section 12.5   Instructions; Authority to Act................................................. 38
 Section 12.6   Custodian's Indemnification.................................................... 38
 Section 12.7   Effective Period and Termination............................................... 39

                                  ARTICLE XIII

                   Administration and Servicing of Receivables

 Section 13.1   Duties of Servicer............................................................. 40
 Section 13.2   Collection of Receivable Payments.............................................. 40
 Section 13.3   Realization Upon Receivables................................................... 41
 Section 13.4   [Reserved]..................................................................... 42
 Section 13.5   Maintenance of Security Interests in Financed Vehicles......................... 42
 Section 13.6   Covenants of Servicer.......................................................... 43
 Section 13.7   Purchase of Receivables Upon Breach............................................ 44
 Section 13.8   Servicing Fee.................................................................. 44
 Section 13.9   Servicer's Certificate......................................................... 45
 Section 13.10   Annual Statement as to Compliance............................................. 46
 Section 13.11   Annual Audit Report........................................................... 46
 Section 13.12   Access to Certain Documentation and Information Regarding Receivables......... 47
 Section 13.13   Reports to Certificateholders and the Rating Agencies......................... 47
 Section 13.14   Insurance..................................................................... 48


                                   ARTICLE XIV

                 Distributions; Statements to Certificateholders

 Section 14.1   Accounts....................................................................... 48
 Section 14.2   Collections.................................................................... 52
 Section 14.3   Advances....................................................................... 52
 Section 14.4   Additional Deposits............................................................ 53
 Section 14.5   Distributions.................................................................. 54
 Section 14.6   Reserve Account................................................................ 56
 Section 14.7   Net Deposits................................................................... 57
 Section 14.8   Statements to Certificateholders............................................... 57


                                   ARTICLE XV

                           Yield Supplement Agreement

 Section 15.1  Yield Supplement Agreement...................................................... 59
 Section 15.2   Yield Supplement Account....................................................... 59

                                   ARTICLE XVI

                                The Certificates

 Section 16.1   The Certificates............................................................... 60
 Section 16.2   Execution, Authentication and  Delivery of Certificates........................ 60
 Section 16.3   Registration of Transfer and Exchange of Certificates.......................... 61
 Section 16.4   Mutilated, Destroyed, Lost, or Stolen Certificates............................. 62
 Section 16.5   Persons Deemed Owners.......................................................... 63
 Section 16.6   Access to List of Certificateholders' Names and Addresses...................... 63
 Section 16.7   Maintenance of Office or Agency................................................ 64
 Section 16.8   Book-Entry Certificates........................................................ 64
 Section 16.9   Notices to Clearing Agency..................................................... 66
 Section 16.10   Definitive Certificates....................................................... 66
 Section 16.11   Appointment of Paying Agent................................................... 67
 Section 16.12   Authenticating Agent.......................................................... 68
 Section 16.13   Actions of Certificateholders................................................. 70

                                  ARTICLE XVII

                                   The Seller

 Section 17.1   Representations of Seller...................................................... 72
 Section 17.2   Liability of Seller; Indemnities............................................... 74
 Section 17.3   Merger or Consolidation of Seller.............................................. 74
 Section 17.4   Limitation on Liability of Seller  and Others.................................. 75
 Section 17.5   Seller May Own Certificates.................................................... 75


                                  ARTICLE XVIII

                                  The Servicer

 Section 18.1   Representations of Servicer.................................................... 76
 Section 18.2   Liability of Servicer; Indemnities............................................. 78
 Section 18.3   Merger or Consolidation of Servicer............................................ 79
 Section 18.4   Limitation on Liability of Servicer and Others................................. 80
 Section 18.5   Servicer Not To Resign......................................................... 81
 Section 18.6   Delegation of Duties........................................................... 82

                                   ARTICLE XIX

                         Events of Servicing Termination

 Section 19.1   Events of Servicing Termination................................................ 83
 Section 19.2   Trustee to Act; Appointment of  Successor...................................... 85
 Section 19.3   Notification to Certificateholders............................................. 86
 Section 19.4   Waiver of Past Defaults........................................................ 86

                                   ARTICLE XX

                                   The Trustee

 Section 20.1   No Power to Engage in Business or to Vary Investments.......................... 88
 Section 20.2   Duties of Trustee.............................................................. 88
 Section 20.3   Trustee's Assignment of Repurchased Receivables and Trustee's Certificate...... 91
 Section 20.4   Certain Matters Affecting the Trustee.......................................... 91
 Section 20.5   Trustee Not Liable for Certificates or Receivables..............................94
 Section 20.6   Trustee May Own Certificates....................................................95
 Section 20.7   Trustee's Fees and Expenses.....................................................96
 Section 20.8   Indemnity.......................................................................97
 Section 20.9   Eligibility Requirements for Trustee............................................98
 Section 20.10   Resignation or Removal of Trustee..............................................98
 Section 20.11   Successor Trustee..............................................................99
 Section 20.12   Merger or Consolidation of Trustee............................................100
 Section 20.13   Appointment of Co-Trustee or Separate Trustee.................................100
 Section 20.14   Representations and Warranties of Trustee.....................................102
 Section 20.15   Tax Returns...................................................................103
 Section 20.16   Trustee May Enforce Claims Without Possession of Certificates.................104
 Section 20.17   Suits for Enforcement.........................................................104
 Section 20.18   Maintenance of Office or Agency...............................................104


                                   ARTICLE XXI

                                   Termination

 Section 21.1   Termination of the Trust.......................................................105
 Section 21.2   Optional Purchase of All Receivables...........................................106


                                  ARTICLE XXII

                            Miscellaneous Provisions

 Section 22.1   Amendment......................................................................108
 Section 22.2   Protection of Title to Trust...................................................109
 Section 22.3   Limitation on Rights of Certificateholders.....................................112
 Section 22.4   Governing Law..................................................................113
 Section 22.5   Notices........................................................................113
 Section 22.6   Severability of Provisions.....................................................114
 Section 22.7   Assignment.....................................................................114
 Section 22.8   Certificates Nonassessable and Fully Paid......................................114
 Section 22.9   Third-Party Beneficiaries......................................................115

 SCHEDULES and EXHIBITS

 Schedule A:       Schedule of Receivables
 Schedule B:       Locations of Receivable Files

 Exhibit A:        Form of Class A Certificate
 Exhibit B:        Form of Class B Certificate
 Exhibit C-1:
 Exhibit C-2:
 Exhibit D:
 Exhibit E:        Form of Certificateholder Report
 Exhibit F:        Form of Yield Supplement Agreement